Exhibit 10.35

OFFICE SPACE LEASE

for

NEW BRITAIN CORPORATE CENTER

by and between

NEW BRITAIN LAND LIMITED PARTNERSHIP

(as Landlord)

and

MERCER STAFFING, INC.

(as Tenant)

Date: April 14th , 2005

i

THIS LEASE (the “Lease”) is made the 14th day of April, 2005 between NEW BRITAIN LAND LIMITED PARTNERSHIP (herein referred to as “Landlord”), a Pennsylvania limited partnership and MERCER STAFFING, INC, a Delaware corporation (herein referred to as “Tenant”).

PREAMBLE

BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere in this Lease.

A. ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Tenant to Landlord or to third parties pursuant to the provisions of the Lease.

B. BASE YEAR shall mean the calendar year ending December 31, 2005.

C. BROKER(S) shall mean Markward Group, Inc. and Trammel Crow Company.

D. BUILDING shall mean the building located at 1600 Manor Drive, New Britain, Pennsylvania, in the Park containing approximately 50,000 rentable square feet of space.

E. BUILDING HOLIDAYS shall be those holidays listed on Exhibit D.

F. DECLARATION shall mean such declarations, covenants, restrictions and agreements of public record, from time to time, to which the Property is subject relating to the operation and maintenance of the Park and adjoining properties.

G. DELIVERY DATE shall be on or about June 1, 2005.

H. EXHIBITS shall be the following, attached to this Lease and incorporated in this Lease and made a part of this Lease:

Exhibit A	Premises
Exhibit B	Legal Description of Property
Exhibit C	Work Letter
Exhibit D	Building Holidays
Exhibit E	Janitorial Specifications
Exhibit F	Rules and Regulations
Exhibit G	Tenant Estoppel Certificate
Exhibit H	Confirmation of Lease Term
Exhibit I	Lease Guaranty

I. FIXED BASIC RENT, shall be calculated and payable as follows, subject to Landlord’s confirmation and adjustment of the rentable square feet contained within the Premises:

Lease Year	Rentable Sq. Ft.	Rate Per Rentable Sq. Foot	Yearly Rate	Monthly Installment
1	5,334	$20.00	$106,680.00	$8,890.00
2	5,334	$22.50	$120,015.00	$10,001.25
3	5,334	$23.00	$122,682.00	$10,223.50
4	5,334	$23.50	$125,349.00	$10,445.75
5	5,334	$24.00	$128,016.00	$10,668.00

J. LEASE YEAR shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending on the last day of the month which is twelve (12) consecutive calendar months following the Commencement Date and, with respect to each Lease Year thereafter, each consecutive twelve (12) calendar month period thereafter.

K. PARK shall mean the New Britain Corporate Center located at Route 202 and County Line Road, New Britain, Pennsylvania.

L. PERMITTED USE shall be general office use and for no other purpose, subject to all applicable laws and all rules and regulations of the Building and insurers of the Building.

M. PREMISES shall be approximately five thousand three hundred thirty four (5,334) rentable square feet on the first level of the Building as set forth on Exhibit A such measurement to be subject to final determination by Landlord.

N. PROPERTY shall mean the Building and the lot, tract or parcel of land on which the Building is situated and all improvements thereto as more particularly described on Exhibit B attached hereto.

O. SECURITY DEPOSIT shall be the sum of Seventeen Thousand Seven Hundred Eighty Dollars ($17,780.00) which shall held in accordance with Section 36 of the Lease.

P. TENANT’S PROPORTIONATE SHARE shall mean 10.67%.

Q. TERM shall mean the period of time commencing on the Commencement Date and ending on the date which is five (5) Lease Year following the Commencement Date, unless otherwise terminated or extended pursuant to the terms of this Lease.

For and in consideration of the covenants contained in this Lease, anti upon the terms and conditions set forth in this Lease, Landlord and Tenant, intending to be legally bound, agree as follows:

1. Definitions. The definitions set forth in the preceding Preamble shall apply to the same capitalized terms appearing in this Lease. Additional definitions are contained in Section 40 and throughout this Lease.

2. Premises. Landlord hereby demises and leases the Premises to Tenant and Tenant hereby leases and takes the Premises from Landlord for the Term and upon the terms, covenants, conditions, and provisions set forth in this Lease, including the Preamble (this “Lease”). The Tenant’s interest in the Premises as tenant shall include the right, in common with Landlord and other occupants of the Park, to use driveways, sidewalks, loading and parking areas, and other facilities which are located within the Property and which are designated by Landlord from time to time for the use of all of the tenants of the Park (the “Common Facilities”).

3. Completion of Premises. The Premises shall be completed in accordance with the Work Letter attached hereto as Exhibit C. If the Landlord’s Work is not substantially completed and delivered to the Tenant on or before the Delivery Date for any reason, whether or not within Landlord’s control, Landlord shall not be subject to any liability to Tenant and no such failure to deliver the Premises by the Delivery Date or any other date shall in any respect affect the validity or continuance of this Lease of any obligation of Tenant hereunder or extend the Term.

4. Commencement Date. The Term shall commence on the date (the “Commencement Date”) which is the first to occur of the following: (i) the date Tenant occupies the Premises for the conduct of its business or (ii) the date the Landlord’s Work is substantially complete. Notwithstanding the foregoing, in the event the Landlord’s Work is not substantially completed on or before the Delivery Date due in part or in whole to a Tenant delay, then upon the Commencement Date, Tenant shall pay to Landlord the sum of 1/365 of the Fixed Basic Rent and Additional Rent during the first full year of the Term (after any period of free Rent) multiplied by the aggregate number of days of such Tenant delay. Upon Landlord’s request, Tenant shall execute the Confirmation of Lease Term attached hereto as Exhibit H.

5. Use of Premises. Tenant shall occupy the Premises throughout the Term and shall use the same for, and only for, the Permitted Use.

6. Fixed Basic Rent and Rent Payment.

(a) Commencing on the Commencement Date, Tenant shall pay, throughout the Term, the annual Fixed Basic Rent in the amount specified in the Preamble, without notice or demand and without setoff or deduction, in equal monthly installments equal to one-twelfth of the annual Fixed Basic Rent (specified as Monthly Installments in the Preamble), in advance, on the first day of’ each calendar month during the Term. All payments of Fixed Basic Rent shall be made. If the Commencement Date falls on a day other than the first day of a calendar month, the Fixed Basic Rent shall be due and payable for such month, apportioned on a per diem basis for the period between the Commencement Date and the first day of the next first full calendar month in the Term and such apportioned sum shall be paid on the Commencement Date. Upon executing this Lease, Tenant shall pay the installment of Fixed Basic Rent attributable to the first full calendar month of the Term for which a full monthly installment of Fixed Basic Rent is payable hereunder.

(b) Unless and until otherwise directed in writing by Landlord, all payments of Fixed Basic Rent hereunder shall be made by direct debit of Tenant’s bank and bank account through automated clearinghouse deductions of immediate federal funds or equivalent to Landlord’s bank and bank account. Such direct debit arrangements will not in any way modify Tenant’s obligation to make rental payments hereunder. Tenant will execute such automated clearinghouse authorizations and other documentation as maybe reasonably required by Landlord to establish the direct debit payment arrangements as described above.

7. Omitted.

8. Operating Expenses.

(a) Definitions. As used in this Section 8 the following terms shall be defined as hereinafter provided:

(i) “Operating Year” shall mean each calendar year, or such other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occurring either in whole or in part during the Term.

(ii) “Operating Expense Statement” shall mean a statement provided by Landlord, setting forth in reasonable detail: (a) the Operating Expenses for the Operating Year (or portion thereof if less than a full Operating Year) immediately preceding the Operating Year in which the statement is issued, reasonably detailed by major categories, (b) the Tenant’s Expense Payment (defined in Subsection 8(b)) for such preceding Operating Year, prorated if only a part of the Operating Year falls within the Term, (c) the amount of payments made by Tenant on account of the Tenant’s Expense Payment during such preceding Operating Year, (d) the amount of payments of the Monthly Operating Expense Estimate (defined in Subsection 8(b)(i)(l)) made to date by Tenant in the Operating Year in which the Expense Statement is issued, and (e) the Monthly Operating Expense Estimate for the Operating Year in which the Operating Expense Statement is issued.

(iii) “Operating Expenses” shall mean

(1) the expenses incurred by Landlord in connection with the operation, repair, maintenance, protection and management of the Property, including by way of example rather than of limitation, the following:

(a) Wages, salaries, fees and other compensation and payments, payroll taxes, contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits made to or on behalf of any and all employees of Landlord performing services rendered in connection with the operation, repair, maintenance, protection and management of the Property, including, without limitation: elevator operators; elevator starters; window cleaners; porters; janitors; maids; miscellaneous handymen; watchmen; persons engaged in patrolling and protecting the Property; carpenters; engineers; firemen; mechanics; electricians; plumbers; landscapers; insurance risk managers; building superintendent and assistants; property manager; and clerical and administrative personnel. Landlord may contract for any of the foregoing to be performed by independent contractors, in which event all sums paid to such independent contractors shall be included within Operating Expenses pursuant to Subsection 8(a)(iii)(l)(p) below.

(b) The cost of employee uniforms, and the cleaning, pressing and repair thereof.

(c) Cleaning costs for the Property, including the Building facade, windows and sidewalks, all costs for snow and rubbish removal and the costs of all labor, supplies, equipment and materials incidental to such cleaning.

(d) Premiums and other charges incurred by Landlord with respect to all insurance relating to the Property and the operation and maintenance thereof, including without limitation: all risk of physical damage or fire and extended coverage insurance; public liability insurance; elevator insurance; workmen’s compensation insurance; boiler and machinery insurance; sprinkler leakage insurance; rent insurance; and health, accident and group life insurance for employees.

(e) The cost of water and sewer servicing the Building or the Property to the extent not billed directly to Tenant in accordance with Section 12(a) below.

(f) Costs incurred for operation, service, maintenance, inspection, repairs and alterations of the Property, including the heating, air-conditioning, ventilating, plumbing, electrical and elevator systems of the Building and the costs of labor, materials, supplies and equipment used in connection with all of the aforesaid items.

(g) Sales and excise taxes and the like upon any of the expenses enumerated herein.

(h) Management fees of the managing agent for the Building.

(i) The cost of tools, equipment, and supplies and any replacement thereof.

(j) The cost of repainting or otherwise redecorating any part of the Building other than premises demised to tenants in the Building, and the cost of displays or decorations for the lobby, balconies and other public portions of the Property.

(k) The cost of telephone, telecopier and courier services, postage and delivery charges, office supplies, maintenance and repair of office equipment, and similar costs.

(l) The cost of licenses, permits and similar fees and charges.

(m) Auditing and accounting fees including accounting fees incurred in connection with the preparation and certification of the Operating Expense Statements.

(n) All costs incurred by Landlord to comply with governmental requirements, whether federal, state or municipal; and all repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first class building, including capital expenditures which under generally applied real estate accounting practice are expensed or are regarded as deferred expenses.

(o) All costs and expenses associated with the acquisition and installation of any energy or cost saving devices but only to the extent of savings realized.

(p) Cost of independent contractors performing services, including, but not limited to, cleaning, janitorial, window-washing, rubbish removal, security, landscaping, snow and ice removal services, electrical, painting, plumbing, elevator, heating, ventilation and air conditioning maintenance and repair and all fees due such independent contractors.

(q) Legal fees with respect to the Property other than those incurred in the negotiation or enforcement of tenant leases.

(r) Capital expenditures necessitated by casualties to the extent the same are not covered by insurance.

(s) Any and all other expenditures of Landlord which are properly expenses in accordance with generally applied real estate accounting practices consistently applied with respect to the operation, repair, maintenance, protection and management of first-class office buildings in the locality of the Building.

(t) If Landlord shall purchase any item of capital equipment or make any capital expenditure as described in Subsections 8(a)(iii)(1)(n), or 8(a)(iii)(l)(o), or 8(a)(iii)(1)(r) above (jointly the “Capital Expenditures”) then the costs for same shall be amortized on a straight line basis beginning in the year of installation and continuing for the useful life thereof, but not more than ten (10) years, or such shorter time as may be hereinafter provided, with a per annum interest factor equal to the rate of Interest on the date of purchase of any item described in Subsections 8(a)(iii)(1)(n), or 8(a)(iii)(1)(o), or 8(a)(iii)(1)(r) above. The amount of amortization for such costs shall be included in Operating Expenses for each Operating Year to which the amortization relates. Tenant agrees that the determination by Landlord’s accountants of the useful life of the subject of such Capital Expenditures shall be binding on Tenant. If Landlord shall lease such items of capital equipment, then the lease shall be included in Operating Expenses for each Operating Year in which they are incurred. Notwithstanding the foregoing, if Landlord shall effectuate savings in labor or energy related costs as a result of the installation of new devices or equipment, then Landlord may, in lieu of the above, elect to include up to the full amount of any such savings in each Operating Year (beginning with the Operating Year in which the equipment is placed in service) as an Operating Expense until Landlord has recovered thereby the cost of installation of said devices or equipment and interest thereon as above provided, even if the result of such application will result in the amortization of such costs over a period shorter than the useful life of such installation. Landlord shall notify Tenant in writing if Landlord elects to apply such savings to the cost of such equipment and shall include a statement of the amount of such savings in the Operating Expense Statement for each applicable Operating Year. Operating Expenses shall thereafter be reduced by the amount of any previous Capital Expenditures included therein expensed pursuant to this Subsection 8(a)(iii)(1)(t) when such amortization has been completed.

(u) Any expenses, costs or assessments assessed against or allocated to the Building or the Property pursuant to the terms of the Declaration in connection with the ownership, operation and maintenance of the Property.

(v) Real Estate Taxes (defined below).

(2) Notwithstanding the provisions of Section 8(a)(iii)(l), “Operating Expenses” shall not include expenditures for any of the following:

(a) Any capital addition made to the Building, including the cost to prepare space for occupancy by a new tenant, except as set forth in Subsections 8(a)(iii)(l)(n), or 8(a)(iii)(l)(o), or 8(a)(iii)(l)(r) above.

(b) Repairs or other work occasioned by fire, windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance.

(c) Leasing commissions and advertising expenses incurred in leasing or procuring new tenants.

(d) Repairs or rebuilding necessitated by condemnation to the extent that Landlord has received condemnation proceeds for such repairs or rebuilding.

(e) Depreciation and amortization of the Building, other than as permitted pursuant to Subsection 8(a)(iii)(l)(t).

(f) The salaries and benefits of executive officers of Landlord, if any.

(g) Debt service payments on any indebtedness applicable to the Property, including any mortgage debt.

(3) Operating Expenses shall be “net” and, for that purpose, shall be reduced by the amounts of any reimbursement or credit received by Landlord with respect to an item of cost that is included within Operating Expenses (other than reimbursements to Landlord by tenants of the Building pursuant either to operating expense provisions of any lease or separate contractual arrangements).

(4) In determining Operating Expenses for any Operating Year (including the Base Year) during which less than ninety-five percent (95%) of the rentable area of the building shall have been occupied by tenants for more than thirty (30) days during such year, the actual Operating Expenses for such year shall be increased to the amount which normally would have been incurred for such Operating Year had such occupancy of the Building been ninety-five percent (95%) throughout such Operating Year, as reasonably determined by Landlord. Notwithstanding the foregoing, in no event shall Landlord receive more than one hundred percent (100%) of the Building’s actual Operating Expenses as a result of the operation of this Subsection 8(a)(iv)(4).

(iv) “Monthly Operating Expense Estimate” shall have the meaning specified in Subsection 8(b)(i)(1) hereof.

(v) “Real Estate Taxes” shall mean all taxes, liens, charges, imposts and assessments of every kind and nature, ordinary or extraordinary, foreseen, or unforeseen, general or special, levied, assessed or imposed by any governmental authority with respect to the Property or allocated to the Property pursuant to the terms of the Declaration, as well as all fees or assessments payable on account of the Property being located in any special services district. Notwithstanding the foregoing:

(1) if at any time during the Term the present system of ad valorem taxation of real property shall be changed or supplemented so that in lieu of or in addition to the ad valorem tax on real property there shall be assessed on Landlord or the Property any tax of any nature which is imposed in whole or in part, in substitution for, addition to, or in lieu of any tax which would otherwise constitute a Real Estate Tax, such tax shall be included within the term “Real Estate Taxes,” but only to the extent that the same would be payable if the Property were the only property of Landlord. Such tax may include, but shall not be limited to, a capital levy or other tax on the gross rents or gross receipts with respect to the Property, or a federal, state, county, municipal or other local income, franchise, profit, excise or similar tax, assessment, levy or charge measured by or based, in whole or in part, upon any such gross rents or gross receipts;

(2) Real Estate Taxes shall also encompass all of Landlord’s expenses, including but not limited to attorney’s fees and expenses, incurred by Landlord in any effort to minimize Real Estate Taxes whether by contesting proposed increases in assessments, applying for the benefit of any tax abatement program available for the Property, appealing the denial of any such tax abatement, or contesting any challenge to the validity of any tax abatement program or its applicability to the Property or by any other means or procedures appropriate in the circumstances; provided, however, that under no circumstances shall Landlord have any obligation to undertake any contest, appeal or other procedure to minimize Real Estate Taxes or to obtain or maintain the benefits of any tax abatement program for the Property; and

(3) except as otherwise provided in Subsection (a)(v)(1) above, there shall be excluded from Real Estate Taxes all net income, excess profit, excise, franchise, estate, succession and inheritance taxes, penalties due to Landlord’s lateness or failure to pay taxes when due and transfer taxes imposed on Landlord.

(b) Tenant’s Expense Payment. Commencing on the Commencement Date, Tenant shall pay to Landlord as Additional Rent hereunder an amount equal to Tenant’s Proportionate Share of the excess, if any, in Operating Expenses for such Operating Year over Operating Expenses for the Base Year (“Tenant’s Expense Payment”). For any portion of an Operating Year less than a full twelve (12) month period occurring within the Term, Tenant’s Expense Payment shall be prorated on a per diem basis. Such Additional Rent shall be paid (or credited) in the following manner:

(i) Beginning on the Commencement Date and continuing thereafter during each Operating Year during the Term on the first day of each month until receipt of the next Operating Expense Statement, Tenant will pay Landlord an amount set by Landlord sufficient to pay Landlord’s estimate (reasonably based on the actual Operating Expenses for the preceding Operating Year and Landlord’s projections of any anticipated increases or decreases thereof) of Tenant’s Expense Payment for the current Operating Year (or remaining portion thereat) (the “Monthly Operating Expense Estimate”). The Monthly Operating Expense Estimate for a period less than a full calendar month shall be duly prorated.

(ii) Following the end of each Operating Year, Landlord shall furnish Tenant an Operating Expense Statement setting forth the information described in Subsection 8(a)(ii) above. Within fifteen (15) days following the receipt of such Operating Expense Statement (the “Expense Share Date”) Tenant shall pay to Landlord: (i) the amount by which the Tenant’s Expense Payment for the Operating Year (or portion thereof) covered by the Operating Expense Statement exceeds the aggregate of Monthly Operating Expense Estimates paid by Tenant with respect to such Operating Year (or portion thereof); and (ii) the amount by which the Monthly Operating Expense Estimate for the current Operating Year as shown on the Operating Expense Statement multiplied by the number of months elapsed to date in the current Operating Year (including the month in which payment is made) exceeds the aggregate amount of payments of the Monthly Operating Expense Estimate theretofore made in the Operating Year in which the Operating Expense Statement is issued. Landlord shall diligently endeavor to furnish Tenant an Operating Expense Statement not later than one hundred and twenty (120) days following the end of each Operating Year.

(iii) On the first day of the first month following receipt by Tenant of any annual Operating Expense Statement and continuing thereafter on the first day of each succeeding month until the issuance of the next ensuing Operating Expense Statement, Tenant shall pay Landlord the amount of the Monthly Operating Expense Estimate shown on the Operating Expense Statement.

(c) Tenant’s Audit Right. Tenant shall have the right, at is sole cost and expense, to inspect and/or audit Landlord’s books and records at Landlord’s place of business or such other place Landlord regularly maintains such books and records with respect to the calculation of Operating Expenses set forth on an Operating Expense Statement within ninety (90) days following receipt of such Operating Expense Statement, including the final Operating Expense Statement which may be delivered to Tenant following the expiration or earlier termination of the Term. Tenant shall give Landlord not less than thirty (30) days prior written notice of its intention to conduct any such audit. If such audit discloses that the amount paid by Tenant for any one or more of the above enumerated items for the period under consideration has been overstated, then Landlord shall immediately credit to Tenant the amount of overcharge.

9. Interest and Late Charge. Landlord may charge a late payment charge of five percent (5%) of any installment of Fixed Basic Rent or Additional Rent that is not paid within five (5) days of the due date thereof. Any amount due from Tenant to Landlord which is not paid when due shall bear interest (“Interest”) at an interest rate equal to the Prime Rate published from time to time in the Money Rates column of the Wall Street Journal plus 2% (or, if lower, the highest rate then allowed under the usury laws of the Commonwealth of Pennsylvania) from the date due until the date paid. The right of Landlord to charge a late charge and interest with respect to past due installments of Fixed Basic Rent and Additional Rent is in addition to Landlord’s rights and remedies upon an event of default.

10. Insurance.

(a) Tenant’s Insurance.

(i) Tenant covenants and represents, such covenants and representations being specifically designed to induce Landlord to execute this Lease, that during the entire Term, at its sole cost and expense, Tenant shall obtain, maintain and keep in full force and effect the following insurance:

(1) “All Risk” property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the Commonwealth of Pennsylvania upon property of every description and kind owned by Tenant and/or under Tenant’s care, custody or control located in the Building or the Property or for which Tenant is legally liable or installed by or on behalf of Tenant, including by way of example and not by way of limitation, furniture, fixtures, fittings, installations and any other personal property (but excluding the work done by Landlord in connection with the Work Letter) in an amount equal to the full replacement cost thereof.

(2) Commercial General Liability Insurance coverage to include personal injury, bodily injury, broad form property damage, operations hazard, contractual liability, products and completed operations liability naming Landlord and Landlord’s mortgagee or trust deed holder and ground lessors (if any) as additional named insureds in limits of not less than Two Million Dollars ($2,000,000.00).

(3) Business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or assumed by Tenant pursuant to this Lease or attributable to prevention or denial of access to the Premises as a result of such perils.

(4) Workers’ Compensation insurance in form and amount as required by law.

(5) Any other form or forms of insurance or any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Landlord or the mortgagees or ground lessors (if any) of Landlord may reasonably require from time to time if in the reasonable opinion of Landlord or said mortgagees or ground lessors said coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

(ii) All property insurance policies shall be taken out with insurers rated A+XV (or if such ratings are not in effect, the equivalent thereof) by Best Rating Service, or any successor thereto (or if there be none, an organization having a National reputation) who are licensed to do business in the state in which the Property is located and shall be in form satisfactory from time to time to Landlord. A policy or certificate evidencing such insurance together with a paid bill shall be delivered to Landlord not less than fifteen (15) days prior to the Commencement Date hereof. Such insurance policy or certificate will provide an undertaking by the insurers to notify Landlord and the mortgagees or ground lessors (if any) of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. Should a certificate of insurance initially be provided a policy shall be furnished by Tenant within thirty (30) days of the Commencement Date. The aforesaid insurance shall be written with commercially reasonable deductibles.

(iii) In the event of damage to or destruction of the Premises entitling Landlord or Tenant to terminate this Lease pursuant to Section 18 of this Lease, and if this Lease be so terminated, Tenant shall immediately pay to Landlord all of its insurance proceeds, if any, relating to the leasehold improvements and alterations (but not Tenant’s trade fixtures, equipment, furniture or other personal property of Tenant in the Premises) which have become Landlord’s property on installation or would have become Landlord’s property at the Term’s expiration or sooner termination. If the termination of the Lease, at Landlord’s election, is due to damage to the Building, and if a portion of the Premises have not been so damaged, Tenant will deliver to Landlord, in accordance with the provisions of this Lease, the improvements and alterations to the such portion of the Premises which have become an installation or would have become at the Term’s expiration, Landlord’s property.

(iv) Tenant agrees that it will not keep or use or offer for sale (if sales of goods is a permitted use pursuant to this Lease) in or upon the Premises or within the Property any article which may be prohibited by any insurance policy in force from time to time covering the Property or Premises. In the event Tenant’s occupancy or conduct of business in or on the Premises or Property, whether or not Landlord has consented to the same, results in any increase in premiums for insurance carried from time to time by Landlord with respect to the Building, or the Property, Tenant shall pay such increase in premiums as Additional Rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant’s use and occupancy a schedule issued by the organization computing the insurance rate on the Property or Building showing the components of such rate shall be conclusive evidence of the items and charges making up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Property.

(v) If any insurance policy carried by either party as required by this Section 10 shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to he reduced in any way by reason of the use or occupation of the Building or any part thereof by Tenant or any assignee or subtenant of Tenant or anyone permitted by Tenant to be upon the Property, and if Tenant fails to remedy the conditions giving rise to such cancellation or threatened cancellation or reduction in coverage on or before (i) forty-eight (48) hours after notice thereof from Landlord, or (ii) prior to such cancellation or reduction becoming effective, Tenant shall be in default and an event of default shall occur under this Lease and Landlord shall have all of the remedies available to Landlord pursuant to this Lease.

(b) Landlord’s Insurance. Landlord covenants and agrees that throughout the Term it will insure the Property and the Building (excluding any property with respect to which Tenant is obligated to insure pursuant to Subsection 10(a)(i)(1) above) against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as required by any mortgagee, or, if none, as would be carried by a prudent owner of a similar building in the area. In addition, Landlord shall maintain and keep in force and effect during the Term, rental income insurance insuring Landlord against abatement or loss of Fixed Basic Rent, including items of Additional Rent, in case of fire or other casualty similarly insured against, in an amount at least equal to the Fixed Basic Rent and Additional Rent during, at the minimum, one Lease Year hereunder. Landlord may, but shall not be obligated to, take out and carry any other forms of insurance as it or the mortgagee or ground lessor (if any) of Landlord may require or reasonably determine available. All insurance carried by Landlord on the Building and the Property or in connection with its ownership or operation thereof shall be included as an item of Operating Expenses pursuant to Section 8. Notwithstanding its inclusion as an Operating Expense or any contribution by Tenant to the cost of insurance premiums by Tenant as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord although Landlord shall use such proceeds in the repair and reconstruction of the Property and the Premises. Tenant further acknowledges that the exculpatory provisions of this Lease as set forth in Section 40 and the provisions of this Section 10 as to Tenant’s insurance are designed to insure adequate coverage as to Tenant’s property and business without regard to fault and avoid Landlord obtaining similar coverage for such loss for its negligence or that of its agents, servants or employees which would result in double coverage for the same perils includable as part of Operating Expenses which are payable in part by Tenant. Landlord will not carry insurance of any kind on Tenant’s furniture or furnishings, or on any fixtures, equipment, appurtenances or improvements of Tenant under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same.

(c) Waiver of Subrogation. Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises, Building or Property shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e., Landlord or Tenant) for all perils covered by such policy. Should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional named insured affording it the same coverage as that provided the party obtaining such coverage. Any provision of this Lease to the contrary notwithstanding, Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise (a) from any and all liability for any loss or damage to the property of the releasing party, (b) for any loss or damage that may result, directly or indirectly, from the loss or damage to such property (including rental value and business interruption), and (c) from legal liability for any loss or damage to property (no matter who the owner of the property may be), all to the extent that the releasing party’s loss or damage is insured or, if not insured, was insurable under commercially available “all risk” property insurance policies, including additional coverages typically obtained by owners and tenants of comparable office buildings in the vicinity of the Building, even if such loss or damage or legal liability shall be caused by or result from the fault or negligence of the other party or anyone for whom such party may be responsible and even if the releasing party is self insured in whole or in part or the amount of the releasing party’s insurance is inadequate to cover the loss or damage or legal liability. It is the intention of the parties that Landlord and Tenant shall look solely to their respective insurance carriers for recovery against any such property loss or damage or legal liability, without such insurance carriers having any rights of subrogation against the other party.

11. Repairs and Maintenance.

(a) Tenant shall, throughout the Term, and at Tenant’s sole cost and expense, keep and maintain the Premises in a neat and orderly condition; and, upon expiration of the Term or earlier termination of this Lease, Tenant shall leave the Premises in good order and condition, ordinary wear and tear, damage by fire or other casualty alone excepted, and for that purpose and except as stated in this sentence, Tenant will make all necessary repairs and replacements to the Premises to deliver it in such condition. Tenant shall not permit any waste, damage or injury to the Premises. Tenant shall not use or permit the use of any portion of the Common Facilities for other than their intended use as specified by the Landlord from time to time.

(b) Landlord shall, throughout the Term, make all necessary repairs to the structural elements and Building operating systems and exterior windows and doors of the Premises and other improvements located on the Property; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair. Landlord shall keep and maintain all Common Facilities of the Property and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt and rubbish and shall keep and maintain all landscaped areas within the Property in a neat and orderly condition.

12. Utilities and Services.

(a) Landlord shall cause the applicable service providers to furnish the Property with electricity, gas, water, sewer, fuel or other utility. Tenant agrees to pay as Additional Rent all charges for electricity, light, heat or other utility used by Tenant at the Premises and which are submetered to Tenant. In addition, Tenant agrees to pay as Additional Rent its Proportionate Share of all charges for electricity, light, water and sewer or other utility used generally at the Property (i.e. not within tenant occupied premises of the Building). All charges for and repairs of any meters servicing the Premises shall be payable by Tenant as Additional Rent and shall he paid when the same shall become due. Tenant’s use of electric energy in the Premises shall not at any time exceed the safe capacity of any of the electric conductors and equipment in or otherwise serving the Premises.

(b) Landlord, upon Tenant’s request, shall replace light bulbs, tubes and ballasts for lighting fixtures when required in the Premises. The cost of replacement light bulbs, tubes, lamps, and ballasts, plus the costs incurred by Landlord for such replacement, shall be paid by Tenant as Additional Rent in accordance with Landlord’s then-current schedule of costs and assessments therefor.

(c) Landlord shall perform the following services: (i) landscaping, (ii) snow and ice removal and (iii) janitorial service to the Premises in accordance with the Janitorial Specifications attached hereto as Exhibit E, five days per week except for Building Holidays, after 6:00 p.m., Monday through Friday. The cost of the services provided by Landlord pursuant to this Subsection 12(c) shall be included as part of Operating Expenses.

(d) Landlord shall not be liable for any damages to Tenant resulting from the quality, quantity, failure, unavailability or disruption of any services beyond the reasonable control of Landlord and the same shall not constitute a termination of this Lease or an actual or constructive eviction or entitle Tenant to an abatement of rent. Landlord shall not be responsible for providing any services not specifically provided for in this Lease.

13. Governmental Regulations. Tenant shall comply with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal government or any department, commission, board of officer thereof, or of the National Board of Fire Underwriters or any other body exercising similar functions, relating to the Premises or to the use or manner of use of the Property. Tenant shall not knowingly do or commit, or suffer to be done or committed anywhere in the Building, any act or thing contrary to any of the laws, ordinances, regulations and requirements referred to in this Section. Tenant shall give Landlord prompt written notice of any accident in the Premises and of any breakage, defect or failure in any of the systems or equipment servicing the Premises or any portion of the Premises.

14. Alterations, Additions and Fixtures.

(a) Tenant shall have the right to install in the Premises any trade fixtures; provided, however, that no such installation and no removal thereof shall be permitted which affects any structural component or operating system of the Building or Premises and that Tenant shall repair and restore any damage or injury to the Premises or the Property caused by installation or removal.

(b) Tenant shall not make or permit to be made any alterations, improvements or additions to the Premises or Property without on each occasion first presenting plans and specifications to Landlord and obtaining Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, but may be conditioned upon compliance with reasonable requirements of Landlord as provided in this Lease. If Landlord consents to any proposed alterations, improvements or additions, then Tenant at Tenant’s sole cost and expense, may make the proposed alterations, improvements and additions provided that: (i) Tenant supplies any necessary permits; (ii) such alterations and improvements do not, in Landlord’s judgment, impair the structural strength of the Building or any other improvements or reduce the value of the Property; (iii) Tenant takes or causes to be taken all steps that are otherwise required by Section 15 of this Lease and that are required or permitted by law in order to avoid the imposition of any mechanic’s, laborer’s or materialman’s lien upon the Building or the Property; (iv) Tenant uses a contractor approved by Landlord such approval not to be unreasonably withheld, conditioned or delayed; (v) the occupants of the Building and of any adjoining real estate owned by Landlord are not annoyed or disturbed by such work; (vi) the alterations, improvements or additions shall be installed in accordance with the approved plans and specifications and completed according to a construction schedule approved by Landlord such approval not to be unreasonably withheld, conditioned or delayed; and (vii) Tenant provides insurance of the types and coverage amounts required by Landlord. Any and all alterations, improvements and additions to the Premises which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this Lease; at that time all such alterations and additions shall remain on the Premises and become the property of Landlord without payment by Landlord unless, upon the termination of this Lease, Landlord instructs Tenant in writing to remove the same in which event Tenant will remove such alterations, improvements and additions, and repair and restore any damage to the Property or the Premises caused by the installation or removal. Notwithstanding anything to the contrary contained in this Lease, Landlord may withhold its approval to any proposed alterations, additions or improvements to the Premises in its absolute and sole discretion with respect to any such alteration, addition or improvement which Landlord determines involves any modification to the Building’s exterior or its structural, electrical, mechanical or plumbing systems or any components thereof.

15. Mechanic’s Liens.

(a) Tenant covenants that it shall not (and has no authority to) create or allow any encumbrance against the Premises, the Property, or any part of any thereof or of Landlord’s interest therein.

(b) Tenant covenants that it shall not suffer or permit to be created, or to remain, any lien or claim thereof (arising out of any work done or services, material, equipment or supplies furnished for or at the request of Tenant or by or for any contractor or subcontractor of Tenant, other than such furnished by Landlord) which is or may become a lien upon the Premises, the Property, or any part of any thereof or the income therefrom or any fixture, equipment or similar property therein.

(c) If any lien or claim shall be filed, Tenant shall within ten (10) days after the filing thereof, cause the same to be discharged of record by payment, deposit, bond or otherwise. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within that period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled, if Landlord so decides, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all costs and expenses, including attorneys’ fees, incurred by Landlord in connection therewith, together with Interest from the respective dates of Landlord’s making of the payment or incurring of the cost or expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord promptly on demand.

(d) Notwithstanding anything to the contrary in this Lease or in any other writing signed by Landlord, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord. Further, notwithstanding anything contained herein to the contrary, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request on the part of Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises or the Property or any part of any thereof, nor as giving Tenant any right, power, or authority to contract for or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises, the Property or any part of any thereof.

16. Negative Covenants of Tenant.

(a) System Changes. Supplementing the provisions of Section 14 above, Tenant shall not install any equipment of any kind or nature whatsoever which would or could, in Landlord’s judgment, necessitate any change, replacement or addition to (or which might cause damage to) the plumbing, heating, air-conditioning or electrical systems serving the Premises or any other portion of the Building without the prior written consent of Landlord. In the event such consent is granted, all costs in connection with such changes, replacements or additions shall be paid for by Tenant in advance.

(b) Sales. Without the prior written consent of Landlord, Tenant shall not exhibit, sell or offer for sale (or permit the exhibition, sale or offering for sale) in the Premises, or at the Property, any article or thing except those articles and things connected with the Permitted Use of the Premises by Tenant.

(c) Prohibited Uses. Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or which directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to life, limb or property or which may invalidate or increase the premium cost of any policy of insurance carried on the Property or covering its operation or which will suffer or permit the Premises or any part thereof to be used in any manner or which would permit anything to be brought into or kept therein which, in the judgment of Landlord, would in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building or which would impair or interfere with or tend to impair or interfere with any of the services performed by Landlord for the Building or which could threaten the safety of the Building or any of its occupants.

(d) Signs. Tenant shall not be permitted to place signs or logos on the exterior of the Building and/or on monuments located at the Property except with Landlord’s prior written consent. In the event Landlord consents to the erection of such signage, Tenant shall be solely responsible for all costs and expenses associated with the erection of any signs and shall be obligated to obtain and provide to Landlord any and all necessary permits and approvals prior to the placement or erection of such signs, including any approvals that may be required pursuant to the Declaration. The listing by Landlord of any name other than that of Tenant, whether on the doors of the Premises, on the directory of the Building or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in Section 24 hereof, it being expressly understood that any such listing is a privilege extended by Landlord and revocable at will by written notice to Tenant. Notwithstanding the foregoing, Tenant shall have the right to place its name and logo on the entrances to its Premises and on the Building lobby directory, all of which signs and logos comply with Landlord’s Building signage criteria.

(e) Advertising. Without Landlord’s prior written consent in each instance, Tenant shall not: (1) advertise the business, profession or activities of Tenant conducted at the Premises in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities; or (2) use the name of the Building for any purpose other than that of the business address of Tenant; or (3) use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence.

(f) Locks. Locks or similar devices may only be attached to or removed from any door or window in the Premises with Landlord’s prior written consent.

(g) Hazardous Substances.

(i) Tenant’s Warranty. Tenant represents, warrants and covenants that (1) the Premises will not be used by Tenant or its employees, licensees, agents, sublessees or contractors (“Tenant Parties”) for any dangerous, noxious or offensive trade or business and that Tenant Parties will not cause or maintain a nuisance there, (2) Tenant Parties will not bring, generate, treat, store or dispose of Hazardous Substances (as hereinafter defined) at the Premises, (3) Tenant Parties shall at all times comply with all Environmental Laws (as hereinafter defined) and shall cause the Premises to comply, and (4) Tenant will keep the Premises free of any lien imposed pursuant to any Environmental Laws by reason of Tenant’s breach of any of the foregoing warranties and covenants. “Premises” for purposes of this Subsection 16(g) shall include the Building and the Property, including parking areas. Landlord represents and warrants that, to its knowledge, there are no Hazardous Substances on, about or beneath the Premises in violation of applicable Environmental Law.

(ii) Reporting Requirements. Tenant warrants that it will promptly deliver to the Landlord, (i) copies of any documents received from the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning the Tenant’s operations upon the Premises, (ii) copies of any documents submitted by the Tenant to the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning its operations on the Premises, including but not limited to copies of permits, licenses, annual filings and registration forms, and (iii) upon the request of Landlord, Tenant shall provide Landlord with evidence of compliance with Environmental Laws.

(iii) Termination, Cancellation, Surrender. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of any and all Environmental Defaults (defined below).

(iv) Environmental Defaults. An “Environmental Default” shall mean the occurrence of any one or more of the following: (1) a breach of Tenant’s warranty contained in Subsection l6(g)(i), above, (2) a release, spill or discharge of a Hazardous Substance on or from the Premises by any Tenant Parties, or (3) the discovery of an environmental condition requiring response which violation, release, or condition is attributable to the acts or omissions of any Tenant Parties, or (4) an emergency environmental condition caused by or attributable to any Tenant Parties. Upon occurrence of an Environmental Default, Landlord shall have the right, but not the obligation, to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the violation, release, or environmental condition, or if the Landlord deems it necessary, then Landlord may perform, at Tenant’s expense, any lawful actions necessary to address the violation, release, or environmental condition.

(v) Tenant’s Indemnification. Tenant shall indemnify, defend (with counsel approved by Landlord) and hold Landlord and Landlord’s affiliates, shareholders, directors, officers, employees and agents harmless from and against any and all claims, judgments, damages (including consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expense of any kind or nature, known or unknown, contingent or otherwise, which arise at any time during or after the Term (including, but not limited to, attorneys’, consultant, laboratory and expert fees and including without limitation, diminution in the value of the Building or Property, damages for the loss or restriction on use of rentable space or of any amenity of the Building or Park and damages arising from any adverse impact on marketing of space in the Building), arising from or related to the occurrence of one or more Environmental Defaults during the Term.

(vi) Definitions.

(1) “Hazardous Substances” means, (i) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a “hazardous substance”, “Hazardous Material”, “hazardous waste,” “infectious waste”, “toxic substance”, “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (ii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources and (iii) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), and medical waste.

(2) “Environmental Laws” collectively means and includes all present and future laws and any amendments thereto (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions or to any Hazardous Substance (including, without limitation, CERCLA, 42 U.S.C. §601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §801, et seq., the Federal Water Pollution Control Act, 33 U.S.C. §51, et seq., the Clean Air Act, 33 U.S.C. §401, et seq., the Clean Air Act, 42 U.S.C. §41, et seq., the Toxic Substances Control Act, 15 U.S.C. §601-2629, the Safe Drinking Water Act, 42 U.S.C. §300f-300j, the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 101, et seq., and any so-called “Super Fund” or “Super Lien” law, any law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

(3) Survival. The provisions of this Section 16(g) shall survive any termination of this Lease or the expiration of the Term.

(h) Floor Load. Tenant shall not place or permit to be placed upon any floor of the Premises any item of any nature the weight of which shall exceed such floor’s rated floor load limit of 100 pounds per square foot live load (including partitions) unless additional floor loads are approved in writing by Landlord in advance.

17. Landlord’s Right of Entry.

(a) Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter the Premises at all reasonable times, with prior notice to Tenant, for the purpose of (i) inspecting the Premises or (ii) making any necessary repairs to the Premises or to the Building and performing any work therein. During the progress of any work on the Premises or the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever.

(b) Landlord shall have the right at all reasonable times, with prior notice to Tenant, to enter and to exhibit the Premises for the purpose of inspection or showing the Premises in connection with a sale or mortgage and, during the last twelve (12) months of the Term, to enter upon and to exhibit the Premises to any prospective tenant.

(c) If the Premises are vacated or abandoned by Tenant during the last twelve (12) months of the Term, Landlord shall be permitted to show the Premises and to prepare the Premises for re-occupancy without affecting Tenant’s obligation to pay rent hereunder.

18. Damage by Fire or Other Casualty.

(a) If the Premises or Building is damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord whereupon Landlord shall, subject to the consent of Landlord’s present or future mortgagee and to the conditions set forth in this Section 18, repair, rebuild or replace such damage and restore the Premises to substantially the same condition as the Premises were in immediately prior to such damage or destruction; provided, however, that Landlord shall only be obligated to restore such damage or destruction to the extent of the proceeds of fire and other extended coverage insurance policies. Notwithstanding the foregoing, if the Premises is destroyed or damaged to the extent that in Landlord’s sole judgment the Premises cannot be repaired or restored within one hundred eighty (180) days after such casualty, Landlord may terminate this Lease by written notice to Tenant within ninety (90) days after the date of such casualty.

(b) The repair, rebuilding or replacement work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord’s reasonable control.

(c) The net amount of any insurance proceeds recovered by reason of the damage or destruction of the Building (meaning the gross insurance proceeds excluding proceeds received pursuant to a rental coverage endorsement and the cost of adjusting the insurance claim and collecting the insurance proceeds) shall be applied towards the cost of restoration. Notwithstanding anything to the contrary in this Lease, if in Landlord’s sole opinion the net insurance proceeds will not be adequate to complete such restoration, Landlord shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto by sending a written notice of such termination to Tenant specifying a termination date no less than ten (10) days after its transmission; provided, however, that Tenant may require Landlord, except during the last two (2) years of the Term, to withdraw the notice of termination by agreeing to pay the cost of restoration in excess of the net insurance proceeds and by giving Landlord adequate security for such payment prior to the termination date specified in Landlord’s notice of termination. If the net insurance proceeds are more than adequate, the amount by which the net insurance proceeds exceed the cost of restoration will be retained by Landlord or applied to repayment of any mortgage secured by the Premises.

(d) Landlord’s obligation or election to restore the Premises under this Section or to terminate this Lease shall be subject to the terms of any present or future mortgage affecting the Premises and to the mortgagee’s consent if required in the mortgage and shall not, in any event, include the repair, restoration or replacement of the fixtures, improvements, alterations, furniture or any other property owned, installed, made by, or in the possession of Tenant.

(e) If Tenant is dispossessed of the Premises due to fire or other casualty, Tenant will receive a pro-rata abatement of its Fixed Basic Rent during the period Tenant is dispossessed to the extent of such dispossession.

19. Non-Abatement of Rent. Except as otherwise expressly set forth in this Lease, there shall be no abatement or reduction of the Fixed Basic Rent, Additional Rent or other sums payable under this Lease for any cause whatsoever and this Lease shall not terminate, nor shall Tenant be entitled to surrender the Premises, in the event of fire, casualty or condemnation or any default by Landlord under this Lease.

20. Indemnification. Unless such loss, costs or damages were caused by negligence of Landlord, its employees, agents or contractors, Tenant hereby agrees to indemnify, defend and hold the Landlord and its employees, agents and contractors harmless from any loss, costs and damages (including reasonable attorney’s fees and costs) suffered by Landlord, its agents, employees or contractors, as a result of any claim by a third party, its agents, employees or contractors arising from Tenant’s negligent use of the Premises. Tenant shall have the right to designate counsel acceptable to Landlord, such approval not to be unreasonably withheld, to assume the defense of any such third party claim on behalf of itself and Landlord. Landlord shall not have the right to settle any claim without the consent of Tenant. This indemnity shall survive the expiration of the Term or earlier termination of this Lease.

21. Eminent Domain.

(a) Total or Partial Taking. In the event of exercise of the power of eminent domain whereby:

(i) such portion of the Property is taken that access to the Premises is permanently impaired thereby and reasonable alternate access is not provided by Landlord within a time period which is reasonable under the circumstances; or

(ii) all or substantially all of the Premises or the Property is taken; or

(iii) less than substantially all of the Property is taken but Landlord, acting in good faith, determines that it is economically unfeasible to continue to operate the uncondemned portion of the Building as a first-class office building; or

(iv) less than substantially all of the Premises is taken, but Tenant, acting in good faith, determines that because of such taking it is economically unfeasible to continue to conduct its business in the uncondemned portion of the Premises, then in the case of (i) or (ii), either party, and in the case of (iii), Landlord, and in the case of (iv), Tenant, shall have the right to terminate this Lease as of the date when possession of that part which was taken is required to be delivered or surrendered to the condemning authority; and in such case all Fixed Basic Rent and other charges shall be adjusted to the date of termination. A “taking” as such term, is used in this Section 21 shall include a transfer of title or of any interest in the Property by deed or other instrument in settlement of or in lieu of transfer by operation of law incident to condemnation proceedings.

(b) Tenants Waiver. Regardless of whether this Lease shall terminate, Tenant shall have no right to participate or share in any condemnation claim, damage award or settlement in lieu thereof with respect to any taking of any nature; provided, however, that Tenant shall not be precluded from claiming or receiving payment for Tenant’s relocation and moving expenses and the value of Tenant’s improvements as may be permitted under applicable law so long as the amount of same does not reduce the award which Landlord is entitled to receive.

22. Quiet Enjoyment. Tenant upon paying the Fixed Basic Rent, Additional Rent and other charges herein required and observing and keeping all covenants, agreements and conditions of this Lease, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease and any mortgage to which this Lease shall be subordinate.

23. Rules and Regulations. The Landlord hereby reserves the right to prescribe from time to time, at its sole discretion, reasonable rules and regulations (herein called the “Rules and Regulations”) attached hereto as Exhibit F governing the use and enjoyment of the Premises and the remainder of the Property. The Rules and Regulations shall not materially interfere with the Tenant’s use and enjoyment of the Premises in accordance with the provisions of this Lease for the Permitted Use and shall not increase or modify Tenant’s obligations under this Lease. In the event of a conflict between the Lease and such rules and regulations, the Lease shall control. The Tenant shall comply at all times with the Rules and Regulations and shall cause its agents, employees, invitees, visitors, and guests to do so. Landlord shall not be responsible to Tenant for non-observance or violation of any of the Rules and Regulations by any tenant of the Building.

24. Assignment and Sublease.

(a) In the event Tenant desires to assign this Lease or sublease all or part of the Premises to any other party, Tenant shall provide written notice of the terms and conditions of such assignment or sublease to Landlord prior to the effective date of any such sublease or assignment, and, prior to such effective date, the Landlord shall have the option, exercisable by written notice to Tenant within ten (10) business days of Landlord’s receipt of written notice from Tenant, to: (i) sublease such space from Tenant at the lower rate of (a) the rental rate per rentable square foot of Fixed Basic Rent and Additional Rent then payable pursuant to this Lease or (b) the terms set forth in the proposed sublease, (ii) recapture (in the ease of subletting) that portion of the Premises to be sublet or all of the Premises (in the case of an assignment) (“Recapture Space”) so that such prospective subtenant or assignee shall then become the sole Tenant of Landlord hereunder, or (iii) recapture the Recapture Space for Landlord’s own use, whereupon Tenant shall be fully released from any and all obligations hereunder with respect to the Recapture Space.

(b) In the event that the Landlord elects not to recapture the Lease as hereinabove provided, the Tenant may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to the Landlord’s prior written consent not to be unreasonably withheld, conditioned or delayed, on the basis of the following terms and conditions:

(i) The Tenant shall provide to the Landlord the following:

(1) The name and address and address of the proposed assignee or subtenant;

(2) All the terms and conditions of the assignment or subletting;

(3) The nature and character of the business of the proposed assignee or subtenant;

(4) Banking, financial and other credit information relating to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the proposed assignee’s or sublessee’s financial responsibility; and

(5) In the event of a subleasing of only a portion of the Premises, plans and specifications for tenant’s layout, partitioning, and electrical installations for the portion of the Premises to be subleased.

(ii) Tenant acknowledges that it shall not be unreasonable for Landlord to withhold its consent if Tenant shall seek to assign or sublet to the following:

(1) To a government or quasi-government agency;

(2) To an entity whose financial or business character is not consistent with the other tenants in the Building or the Park or whose intended use is prohibited by another lease in the Building or the Park;

(3) To an existing tenant of the Park, and such tenant has expansion options in its lease to lease additional space in the Park;

(4) To a tenant for a rental rate less than that which Tenant is paying, and the Buildings in the Park arc less than 85% leased; and

(5) To a tenant or prospect with whom Landlord or an affiliate of Landlord currently is negotiating for space in the Building or the Park.

(iii) The assignee or subtenant shall assume, by written instrument, all of the obligations of the Tenant as provided by this Lease, and a copy of such assumption agreement shall be furnished to the Landlord within ten (10) days of its execution, provided, however, any such subtenants shall only be obligated to assume Tenant’s obligations arising under this Lease with respect to the portion of the Premises sublet. Any sublease shall expressly acknowledge that said subtenant’s rights against Landlord shall be no greater than those of Tenant. In addition, any request by Tenant for Landlord’s consent to an assignment or sublease shall not include any option or right of expansion, renewal, first refusal, or any other right or option with respect to the Premises, any other portion of the Building or for any period of time beyond the original Term, Tenant hereby acknowledging that such rights and options, if any, are personal to Tenant.

(iv) The Tenant and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term, as the same may be renewed, extended or otherwise modified.

(v) The Tenant and any assignee or subtenant, as applicable, shall promptly pay to Landlord fifty percent (50%) of the difference between the rent paid by such subtenant or assignee on a monthly basis and the amount of rent due for such month pursuant to this Lease.

(vi) In any event, the acceptance by the Landlord of any rent from the assignee or from any of the subtenants or the failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Tenant herein, nor any assignee or subtenant, from any and all of the obligations to be performed by it in accordance herewith during and for the entire Term.

(vii) Tenant shall pay to Landlord the sum of One Thousand Five Hundred Dollars ($1,500.00) to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Tenant acknowledges that its sole remedy with respect to any assertion that Landlord’s failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord’s actions in refusing to consent thereto.

(c) If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of subsection 24(a) hereof shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this Lease, and if Tenant is a partnership, limited liability company or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership, limited liability company or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership, limited partnership or member interests) which results in a change of control of such a partnership, limited liability company or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership, limited liability company or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s assets are transferred or to any corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in the event of such merger, consolidation or transfer of all or substantially all of Tenant’s assets (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

(d) Without limiting any of the provisions of this Section 24, if pursuant to the Federal Bankruptcy Code (herein referred to as the “Code”), or any similar law hereafter enacted having the same general purpose, Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year’s Fixed Basic Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant’s obligations under this Lease, to be held and applied in the manner specified for any security deposit required hereunder.

(e) Except as specifically set forth above, no portion of the Premises or of Tenant’s interest in this Lease maybe acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder.

(f) In the event Tenant desires to assign its lease or sublet any portion of the Premises, Tenant shall cause any and all advertisements or notices of availability to be delivered to Landlord for Landlord’s approval prior to releasing or publishing same.

25. Relocation. The Landlord, in its commercially reasonable discretion, shall have the right from time to time to change the location of the Premises to other space (the “Substituted Leased Premises”) within the Building, subject to the terms and conditions set forth below.

(a) The Substituted Leased Premises shall contain a minimum floor area of approximately the same number of square feet as are contained in the Premises; and the square footage of any Common Facilities attributable to the Substituted Leased Premises shall be approximately the same as that of the Common Facilities attributable to the Premises.

(b) The Landlord shall give the Tenant notice of Landlord’s decision to relocate the Tenant; and the Tenant agrees that it shall relocate to the Substituted Leased Premises as soon as same is ready for occupancy.

(c) The Landlord shall bear and pay for the cost and expense of any such relocation; provided, however, that the Tenant shall not be entitled to any compensation for damages for any interference with or interruption of its business during or resulting from such relocation. The Landlord shall make reasonable efforts to minimize such interference. Tenant shall cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Section. Without limiting the generality of the foregoing, Tenant agrees to provide to Landlord promptly such approvals, instructions, plans, specifications or other information as may be reasonably requested by Landlord.

(d) In connection with any such relocation, the Landlord shall, at its own cost and expense, furnish and install in (or, if practicable, relocate to) the Substituted Leased Premises all walls, partitions, floors, floor coverings, ceilings, fixtures, wiring and plumbing, if any, (as distinguished from trade fixtures, equipment, furniture, furnishings and other personal property belonging to Tenant) required for the Tenant’s proper use and occupancy thereof, all of which items shall be comparable in quality to those situated in the Premises.

(e) Landlord and Tenant shall promptly execute an amendment to this Lease reciting the relocation of the Premises and any changes in the Fixed Basic Rent and Additional Rent payable hereunder on account of the change in rentable area of the Substituted Lease Premises.

26. Subordination. This Lease and Tenant’s rights under this Lease shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or hereafter placed upon or affecting the Property or the Premises, and to any second mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant shall execute and deliver upon demand a subordination, non-disturbance and attornment agreement and any further instrument or instruments confirming the subordination of this Lease to the lien of any such first mortgage or to the lien of any other mortgage, if requested to do so by Landlord with the consent of the first mortgagee, and any further instrument or instruments of attornment that may be desired by any such mortgagee or Landlord, provided, however, that any holder of such lien or mortgage agrees not to disturb the use and occupancy of the Premises in accordance with the terms of this Lease upon any foreclosure. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by giving notice in writing to Tenant and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery. In that event such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee.

27. Curing Tenant’s Defaults. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may, without any obligation to do so and in addition to any other rights it may have in law or equity, elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including Interest thereon from the respective dates of Landlord’s making the payments and incurring such costs, which sums and costs together with interest thereon shall be deemed Additional Rent payable within ten (10) days of demand.

28. Surrender.

(a) At the expiration of the Term or earlier termination of this Lease, Tenant shall promptly yield up the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Premises in a condition which is clean of garbage and debris and broom clean and in the same condition, order and repair in which they are required to be kept throughout the Term, ordinary wear and tear excepted.

(b) If Tenant, or any person claiming through Tenant, continues to occupy the Premises after the expiration of the Term or earlier termination of this Lease or any renewal thereof without prior written consent of Landlord, the tenancy under this Lease shall become, at the option of Landlord, expressed in a written notice to Tenant and not otherwise, a tenancy from month-to-month, terminable by Landlord on thirty (30) days prior notice, under the same terms and conditions set forth in this Lease; (ii) the Fixed Basic Rent during such continued occupancy shall be two hundred percent (200%) of the Fixed Basic Rent for the last year of the Term and (iii) Tenant shall indemnify Landlord for any loss or damage incurred by reason of Tenant’s failure to surrender the Premises. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord’s prior written consent shall constitute an event of default under this Lease and shall be subject to all the remedies set forth in Subsection 29(b) of this Lease.

29. Defaults-Remedies.

(a) Defaults. It shall be a default or event of default under this Lease if any one or more of the following events occurs:

(i) Tenant fails to pay in full, when due and without demand, any and all installments of Fixed Basic Rent or Additional Rent or any other charges or payments due and payable under this Lease whether or not herein included as rent.

(ii) Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition contained in this Lease.

(iii) Tenant abandons or vacates the Premises without notice and without having first paid to Landlord in full all Fixed Basic Rent, Additional Rent and other charges that have become due as well as all which will become due thereafter through the end of the Term.

(iv) Tenant fails to furnish a Tenant Estoppel Certificate within the time period provided by Section 37 below.

(v) Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver or similar official for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal or constable; provided, however, that any proceeding brought by anyone other than the parties to this Lease under any bankruptcy, reorganization arrangement, insolvency, readjustment, receivership or similar law shall not constitute an event of default until such proceeding, decree, judgment or order has continued unstayed for more than sixty (60) consecutive days.

(vi) Any of the events enumerated in Subsections (a)(i) through (a)(v) of this Section 29 happen to any guarantor of this Lease.

(b) Remedies. Upon the occurrence of an event of default under this Lease, Landlord shall have all of the following rights:

(i) Landlord may charge a late payment charge of five (5%) percent of any amount owed to Landlord pursuant to this Lease which is not paid within five (5) days of the due date which is set forth in the Lease or, if a due date is not specified in this Lease, within thirty (30) days of the mailing of a bill therefor by Landlord. If Landlord incurs a late charge in connection with any payment which Tenant has failed to make within the times required in this Lease, Tenant shall pay Landlord, in addition to such payment due, the full amount of such late charge incurred by Landlord. Nothing in this Lease shall be construed as waiving any rights of Landlord arising out of any default of Tenant, by reason of Landlord’s imposing or accepting any such late charge(s) and/or interest; the right to collect such late charge(s) and/or interest is separate and apart from any rights relating to remedies of Landlord after default by Tenant including, without limitation, the rights and remedies of Landlord provided herein.

(ii) Landlord shall be entitled to damages computed in accordance with Section 29(c)below.

(iii) Landlord may re-enter the Premises and, at the option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and Landlord may repossess and enjoy the Premises. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord’s option, either terminate this Lease or make such alterations and repairs as may he necessary, as reasonably determined by Landlord, in order to relet the Premises and may relet the Premises or any part or parts thereof, either in Landlord’s name or otherwise, for a term or terms which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the Term and at such rent or rents and upon such other terms and conditions as in Landlord’s sole discretion may seem advisable and to such person or persons as may in Landlord’s discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied as follows: first, to the payment of any costs and expenses of such reletting, including all costs of alterations and repairs; second, to the payment of any indebtedness other than Fixed Basic Rent, Additional Rent or other charges due hereunder from Tenant to Landlord; third, to the payment of Fixed Basic Rent, Additional Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If rentals received from reletting during any month are less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to Terminate this Lease unless written notice of termination is given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(iv) Landlord may terminate this Lease and the Term without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

(v) CONFESSION OF JUDGMENT FOR POSSESSION. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT OR UPON THE EXPIRATION OR TERMINATION OF THE TERM OF THIS LEASE, FOR THE PURPOSE OF OBTAINING POSSESSION OF THE PREMISES, TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, FOR WHICH THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE TERMINATED AND THE POSSESSION OF THE PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON THE OCCURRENCE OF ANY SUBSEQUENT EVENT OF DEFAULT TO CONFESS JUDGMENT IN ONE OR MORE FURTHER ACTIONS IN THE MANNER AND FORM SET FORTH ABOVE TO RECOVER POSSESSION OF SAID PREMISES FOR SUCH SUBSEQUENT DEFAULT. TENANT

WAIVES ALL ERRORS IN CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT. NO SUCH TERMINATION OF THIS LEASE, NOR TAKING, NOR RECOVERING POSSESSION OF THE PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR FIXED BASIC RENT, ADDITIONAL RENT OR FOR OTHER SUMS DUE HEREUNDER OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE BRINGING OF ANY SUCH ACTION FOR RENT AND/OR OTHER SUMS DUE HEREUNDER, OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER REMEDY HEREIN PROVIDED FOR THE RECOVERY OF RENT AND/OR OTHER SUMS DUE HEREUNDER OR DAMAGES FOR SUCH BREACH BE CONSTRUED AS A WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE AND TO OBTAIN POSSESSION IN THE MANNER HEREIN PROVIDED.

(c) Damages. If Landlord shall not elect to terminate this Lease pursuant to Subsection 29(b)(iv) above, notwithstanding reentry upon the Premises by Landlord and in addition to and without limiting Landlord’s right to other damages, upon the occurrence of an event of default Tenant shall be and remain liable to Landlord in an amount computed as follows: (a) an amount equal to the sum of all Rent then in arrears plus the aggregate of all Rent which is payable under this Lease for the balance of the Term, computed as if no event of default had occurred and any reentry had not been made (including, without limitation, Tenant’s Proportionate Share of Operating Expenses which would be owing for the remainder of the Term, as reasonably estimated by Landlord); plus (b) all costs and expenses incurred by Landlord in connection with the event of default and any reletting of the Premises, including, without limitation, (i) costs of reentry, repair and renovation, (ii) the value of all inducements granted or paid to new tenants of the Premises in connection with reletting including, without limitation, construction allowances and the value of rent-free periods, (iii) brokers’ commissions and advertising expenses, (iv) watchman’s wages and any sheriff’s, marshall’s, constable’s or other officials’ commissions, whether chargeable to Landlord or Tenant, and (v) attorneys’ fees, costs and expenses; plus (c) interest accrued on the aggregate of the aforesaid sums from the date each was payable (or, with respect to sums owing under clause (b) from the date each was incurred by Landlord) until paid by Tenant (whether before or after judgment) at the rate of Interest; which sum shall be credited with (d) all rentals actually received by Landlord during the remainder of the Term from any replacement Tenant to which the Premises are relet.

(d) Waiver of Jury Trial. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT (A) THEY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OF OCCUPANCY OF THE PREMISES OR CLAIM OF INJURY OR DAMAGE, AND (B) IN ANY ACTION ARISING HEREUNDER, THE LEGAL FEES OF THE PREVAILING PARTY WILL BE PAID BY THE OTHER PARTY TO THE ACTION.

(e) Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute. Landlord shall have no duty to mitigate its damages in the event of Tenant’s default under this Lease.

30. Brokers’ Commission. Tenant represents and warrants to Landlord that the Brokers (as defined in the Preamble) are the sole brokers with whom Tenant has negotiated in bringing about this Lease and Tenant agrees to indemnify and hold Landlord and its mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Landlord and Tenant. In no event shall Landlord’s mortgagee(s) have any obligation to any broker involved in this transaction. In the event that no broker was involved as aforesaid, then Tenant represents and warrants to the Landlord that no broker brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from any and all claims of any broker arising out of or in connection with the negotiations of, or entering into of, this Lease by Tenant and Landlord.

31. Notices. All notices, demands, requests, consents, certificates, and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed as follows:

If to Tenant:

Mercer Staffing, Inc.

At the Premises

Attention:         Manager

If to Landlord:

New Britain Land Limited Partnership

c/o Berwind Property Group, L.P.

770 Township Line Road

Suite 150 Yardley, PA 19067

Attention:         General Counsel

with a copy to:

Matthew J. Swett, Esquire

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall thereafter be sent. All notices shall be effective upon receipt or rejection of receipt by the addressee. Notices from Landlord may be given by Landlord or by Landlord’s agent or attorney.

32. Inability to Perform. If Landlord is delayed or prevented from performing any of its obligations under this Lease by reason of strike, labor troubles, acts of war, terrorism, bioterrorism or any cause whatsoever beyond Landlord’s control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by Landlord.

33. Survival. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term, whether by lapse of time or otherwise, shall not relieve Tenant from its obligations accruing prior to the expiration of the Term.

34. Corporate Tenants. If Tenant is a corporation, the person(s) executing this Lease on behalf of Tenant hereby covenant(s) and warrant(s) that: Tenant is a duly formed corporation qualified to do business in the state in which the Property is located; Tenant will remain qualified to do business in said state throughout the Term and any renewals thereof; and such persons are duly authorized by such corporation to execute and deliver this Lease on behalf of the corporation. Tenant hereby represents and warrants to Landlord (i) that Tenant’s most recent financial statements delivered to Landlord in connection with the execution of this Lease we true in all material respects and no material adverse changes have occurred with respect thereto and (ii) that on each anniversary of the Commencement Date, Tenant will deliver to Landlord current financial statements which shall be prepared in accordance with generally accepted accounting principles consistently applied.

35. Waiver of Invalidity of Lease. Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or make any claim that the Lease is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, without limitation, requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements and each party hereby waives the right to assert any such defenses or make any claim of invalidity or unenforceability due to any of the foregoing.

36. Security Deposit. As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited with Landlord the Security Deposit. The Security Deposit shall not constitute rent for any month (unless so applied by Landlord on account of Tenant’s default hereunder). Tenant shall, upon demand, restore any portion of the Security Deposit which may be applied by Landlord to cure any default by Tenant hereunder. To the extent that Landlord has not applied the Security Deposit or any portion thereof on account of a default, the Security Deposit, or such remaining portion of the Security Deposit, shall be returned to Tenant, without interest, promptly following the termination of this Lease.

37. Estoppel Certificate. Tenant shall from time to time, within five (5) days after Landlord’s request or that of any mortgagee of Landlord, execute, acknowledge and deliver to Landlord a written instrument in recordable form, substantially in the form attached hereto as Exhibit G (the “Tenant Estoppel Certificate”). Tenant’s failure to furnish the Tenant Estoppel Certificate within said five (5) day period shall constitute an event of default under this Lease.

38. Rights Reserved by Landlord. Landlord waives no rights, except those that may be specifically waived herein, and explicitly retains all other rights including, without limitation, the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim:

(a) To change the name or street address of the Building;

(b) The exclusive right to use the name of the Building for all purposes, except that Tenant may use the name on its business address and for no other purpose;

(c) To install, affix and maintain any and all signs on the exterior of the Building or the Property;

(d) To make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and during the continuance of any of such work, to temporarily close doors, entry ways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of Common Facilities, all without affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible and usable;

(e) To furnish door keys for the entry door(s) in the Premises on the Commencement Date and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Upon the expiration of the Term or Tenant’s right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises;

(f) To designate and approve all window coverings used in the Building;

(g) To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises so as not to exceed the legal load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building only at such times, in such manner and upon such terms as Landlord shall direct in writing;

(h) To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building or on the Property.

(i) To alter the layout, design and/or use of the Building in such manner as Landlord, in its sole discretion, deems appropriate, so long as the character of the Building as a first class office building is maintained; and,

(j) The exclusive right to use or dispose of the use of the roof of the Building.

39. Miscellaneous.

(a) Irrevocable Offer and Required Approval. The submission of this Lease for examination does not constitute an offer to lease, or a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by both Landlord and Tenant.

(b) Non Waiver. The failure of either party hereto in any one or more instances to insist upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment of the right to insist upon such performance or exercise in the future, and such right shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

(c) Partial Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Fixed Basic Rent or Additional Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

(d) Entire Agreement. This Lease constitutes the entire agreement between the parties relating to the subject matter contained herein. Neither party hereto has made any representations or promises to the other except as expressly contained herein. This Lease supersedes all prior negotiations, agreements, informational brochures, letters, promotional information and other statements and materials made or furnished by Landlord or its agents. The submission of this Lease by Landlord, its attorneys or agents, for examination or execution by Tenant, does not constitute a reservation of (or option for) the Premises in favor of Tenant and Tenant shall have no right or interest in the Premises and Landlord shall have no liability hereunder, unless and until this Lease is executed and delivered by Landlord. No rights, easements or licenses are acquired in the Property or in any land adjacent thereto, by Tenant by implication or otherwise, except as expressly set forth in this Lease. No agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement Is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

(e) Mortgagee Approval. If any mortgagee shall have the right of approval of this Lease and such mortgagee shall, subsequent to the execution hereof by all parties hereto, require a change or changes in this Lease as a condition of its approval thereof and if within thirty (30) days after notice from Landlord, Tenant fails or refuses to execute the amendment(s) to this Lease accomplishing the change or changes which are stated by Landlord as being needed in connection with the approval of this Lease by the mortgagee, Landlord shall have the right to cancel this Lease. It is understood and agreed that any such change or changes required by such mortgagee shall not materially affect or alter: (1) the Fixed Basic Rent; (2) the size of the Premises; or (3) any Landlord Work agreed to be performed in the Premises by Landlord.

(f) Partial Invalidity. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(g) Choice of Law. This Lease has been executed and delivered in the Commonwealth of Pennsylvania and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in the county in which the Building is located. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same. It is agreed and stipulated that all parties hereto have participated equally in the preparation of this Lease and that legal counsel was consulted by each responsible party before the execution of this Lease.

(h) No Recordation. This Lease shall not be recorded in whole or in memorandum form by either party hereto without the prior written consent of the other.

(i) Receipt of Money. No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for the possession of the Promises, shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlords consent is required.

(j) No Joint Venture. This Lease shall create only the relationship of Landlord and Tenant between Landlord and Tenant and no estate shall pass out of Landlord. Nothing herein is intended to be construed as creating a joint venture or partnership relationship between the parties hereto.

(k) No Third Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Lease is intended to benefit any party other than the signatories hereto and their permitted heirs, personal representatives, successors and assigns, and no provision of this Lease shall be enforceable by any other party.

(l) Exhibits. All exhibits referred to in this Lease are attached hereto and shall be deemed an integral part hereof.

(m) Captions. The captions included in this Lease, whether for sections, subsections, paragraphs, Table of Contents, Exhibits, or otherwise, are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof, and are not to be used in interpreting this Lease or for any other purpose in the event of any controversy.

(n) Representations. Landlord has made no representation, agreement, condition, warranty, understanding, or promise, either oral or written, other than as set forth herein, with respect to the Lease, the Property, the Premises, or otherwise.

(o) Gender; Plural Terms; Persons. The masculine, feminine, or neuter pronoun shall each include the masculine, feminine, and neuter genders. A reference to person shall mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity. All references (including pronouns) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, as the context may require.

(p) Time. Time is of the essence of this Lease with respect to the performance by Tenant of all of its obligations hereunder.

(q) Light and Air. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

40. Additional Definitions.

(a) “Date of this Lease” or “date of this Lease” shall mean the date of acceptance and execution of this Lease by the Landlord, following execution and delivery thereof to Landlord by Tenant and that date shall be inserted in the space provided in the Preamble.

(b) “Landlord” as used in this Lease includes the Landlord named above as well as its successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after ceasing to hold title to the Property. Neither Landlord nor any principal of Landlord nor any owner of the Building or the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease, the Premises or the Property, and if Landlord is in breach or default with respect to Landlord’s obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant’s remedies.

(c) “Tenant” as used in this Lease includes the Tenant named above as well as its heirs, successors and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. Each and every person named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this Lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all of them.

(d) “Mortgage” and “Mortgagee” as used in this Lease includes any lien or encumbrance on the Premises, the Building or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord’s interest is or becomes a leasehold estate. The word “mortgagee” is used herein to include the holder of any mortgage, including any ground Landlord if Landlord’s interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right maybe exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

(e) “Person” as used in this Lease includes a natural person, a partnership, a corporation, an association, and any other form of business association or entity.

(f) “Rent” or “rent” as used in this Lease shall mean all Fixed Basic Rent and Additional Rent and any other rent or other sums due under this Lease reserved under this Lease.

41. Guaranty of Lease. The obligations of Tenant under and pursuant to this Lease are subject to that certain Guaranty of Lease (“Guaranty”) of even date herewith between Michael Traina and Christopher Ferguson, jointly and severally, as Guarantor and Landlord which Guaranty is attached hereto as Exhibit I. Tenant and Guarantor hereby represent and warrant to Tenant that Tenant is a wholly owned subsidiary of Guarantor.

IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this agreement to be duly executed under seal.

Landlord:

Date Signed: 4/15/05	NEW BRITAIN LAND LIMITED PARTNERSHIP

	By:	GENBER/MANAGEMENT, LLC

	By:	/s/ Steve Spaeder
		Name:	Steve Spaeder
		Title:	Senior Vice President

Tenant:

Date Signed: 4/15/05	MERCER STAFFING, INC.

	By:	/s/ Chris Ferguson
		Name:	Chris Ferguson
		Title:	Pres

EXHIBIT A

PREMISES

A-1

[IMAGE 01]

A-2

EXHIBIT B

LEGAL DESCRIPTION OF PROPERTY

G1LMORE & ASSOCIATES, INC.

Engineering & Consulting Services

Description of LOT 1, NEW BRITAIN CORPORATE CENTER, located in New Britain Township, Bucks County. Pennsylvania, as shown on a plan titled “Record Plan, New Britain Corporate Center”, dated February 22, 2002. last revised October 20, 2003.

Beginning	at a Point on the northeasterly legal right-of-way (50 feet off centerline) of County Line Road (S.R. 2038), said point being located at the westerly end of a 40’ radius on the northwesterly side of Manor Drive;

Thence	from the Point of Beginning along said northeasterly legal right-of-way of County Line Road, North 54 degrees 16 minutes 36 seconds West, 347 and 00/100 feet to a point, a corner of Lot 2;

Thence	The seven (7) following courses and distances along Lot 2;

#1	North 35 degrees 43 minutes 24 seconds East, 76 and 19/100 feet to a point

#2	North 09 degrees 16 minutes 36 seconds West, 164 and 38/100 feet to a point;

#3	North 54 degrees 16 minutes 36 seconds West, 30 and 71/100 feet to a point;

#4	North 35 degrees 43 minutes 24 seconds East, 66 and 79/100 feet to a point

#5	North 80 degrees 43 minutes 24 seconds East, 406 and 59/100 feet to a point;

#6	South 54 degrees 16 minutes 36 seconds East, 74 and 84/100 feet to a point;

#7	North 35 degrees 43 minutes 24 seconds East, 76 and 00/100 feet to a point in line of Lot 3;

Thence	along Lot 3, South 54 degrees 16 minutes 36 seconds East, 189 and 61/100 feet to a point on the northwesterly side of Manor Drive,

Thence	the three (3) following courses and distances along Manor Drive;

#1	South 35 degrees 43 minutes 24 seconds West, 387 and 77/100 feet to a point;

#2	South 53 degrees 51 minutes 44 seconds West, 57 and 82/100 feet to a point;

#3	South 35 degrees 43 minutes 24 seconds West, 140 and 00/100 feet to a point of curve;

Thence

along the arc of a circle curving to the right having a chord bearing. South 80 degrees 43 minutes 24 seconds West, a radius of 40 and 00/100 feet and an arc length of 62 and 83/100 feet to the Point of Beginning,

Containing 05 and 722/1000 Acres.

Dated:	October 31, 2003
File No.	00-506
/cbs

EXHIBIT C

Landlord, at its cost, shall provide the following improvements to the Premises:

1. Add one office with dimensions approximately the same as the existing offices in the location shown on Exhibit A.

2. Provide furniture systems as follows:

A.	Eighteen (18) 6’ x 6’ cubicles
B.	Four (4) 10’ x 10’ cubicles
C.	One (1) 8’x 8’ cubicle

3. Prior to the Delivery Date, Tenant shall be permitted to install furniture, furniture system, telephone, computer or communication systems ordered or to be installed by Tenant in the Premises. In such event Tenant shall coordinate such work with that of Landlord and shall perform or cause such installation to be performed in such a manner as to assure harmonious labor relations and so as to not damage the Building or interfere with its operation or the use of the Building by other tenants.

4. Tenant shall cause any work it performs or causes to be performed in the Premises (the “Tenant Work”) to be done in a good and workmanlike manner in conformity with all Laws and Requirements. Tenant shall secure and pay for all permits and fees, licenses, and inspections necessary for the proper execution and completion of the Tenant Work. Tenant shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with performance of the Tenant Work. Tenant shall procure insurance of the types and coverage amounts required pursuant to the Lease or as otherwise may be appropriate given the nature and extent of Tenant’s Work. Tenant shall be responsible for the removal of all debris within and adjacent to the Premises created by Tenant’s Work.

C-1

EXHIBIT D

BUILDING HOLIDAYS

*	NEW YEAR’S DAY *

*	MEMORIAL *

*	INDEPENDENCE DAY *

*	LABOR DAY*

*	THANKSGIVING DAY *

*	CHRISTMAS DAY *

D-1

EXHIBIT E

JANITORIAL SPECIFICATIONS

GENERAL CLEANING: 5 nights per week, Monday through Friday.

DAILY:

1. Empty waste receptacles and remove to designated area for pick up.

2. Empty, wipe clean all ash trays. Where sand urns are used, empty all debris, smooth sand and replace when needed.

3. Dust and/or damp wipe clean the following

Desk

Doors

Chairs

Pushplates

Window sills

Tables and Lamps

Picture and Frames

File and Storage Cabinets

Counter, ledges, shelves & ventilation louvers under six feet

4. Spot vacuum all areas as needed.

5. Special attention will be given to the Executive areas and Conference rooms.

6. Wash, clean and disinfect all water fountains and/or coolers.

7. Wash front door glass, as well as the adjacent architectural metal trim, to remove fingerprints, smudges, etc. caused during the day.

8. Special attention will be given to the lobby, reception and other public areas. All furniture will be hand wiped and carpets thoroughly vacuumed.

9. Sweep all resilient tile floor coverings with chemically-treated dry mop. Spot mop to remove soilage.

10. Extinguish all interior lights unless otherwise notified. Night and safety lights will be operated as instructed. All doors will be locked and secured and any doors that are not functioning will be reported by the night supervisor.

11. Lavatories:

a.	Sweep and wet mop floors

b.	Polish all mirrors, bright work and enameled surfaces

E-1

c.	Wash and disinfect all basins, howls and urinals

d.	Hand dust and clean all partitions, tops of tile ledges, all towel, paper and sanitary napkin dispensers.

e.	Refill all toilet tissue, soap, sanitary napkin and towel dispensers (towels, tissues, napkins, hand soap, etc. to be supplied by Landlord).

WEEKLY:

1. Spot clean doors, glass partitions and electric switch plates. Glass doors will be washed.

2. High dust all horizontal surfaces above the reach of the average person (such as door frames, partitions, ledges, etc.)

3. All carpeted areas will be thoroughly vacuumed.

4. Remove fingerprints and scuff marks from all vertical surfaces within the reach of the average person.

5. Sweep or vacuum stairs, spot mop when required; dust handrails and riser. Polish trim where required.

MONTHLY:

1. Spray buff all resilient tile floors.

QUARTERLY:

1. Dust Venetian blinds.

SEMI-ANNUALLY:

1. Wash windows inside and outside

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EXHIBIT F

RULES AND REGULATIONS

1. OBSTRUCTION OF PASSAGE WAYS: The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress. If the Premises are situated on the ground floor with direct access to the street then Landlord shall, at Landlord’s expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice, snow and refuse.

2. WINDOW: Windows in the Premises shall not be covered or obstructed by Tenant. No bottles, parcels or other articles shall be placed on the window sills, in the halls, or in any other part of the Building other than the Premises. No article shall be thrown out of the doors or windows of the Premises.

3. PROJECTIONS FROM BUILDING: No awnings, air-conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Landlord.

4. SIGNS: No sign or lettering shall be affixed by Tenant to any part of the outside of the Premises, or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises, without the prior written consent of Landlord. However, Tenant shall have the right to place its name on any door leading into the Premises the size, color and style thereof to be subject to the Landlord’s approval.

5. FLOOR COVERING: Tenant shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

6. LOCKS: Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked.

7. CONTRACTORS: No contract of any kind with any supplier of towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish, garbage, or other like service shall be entered into by Tenant, nor shall any machine of any kind be installed in the Building or the Premises without the prior written consent of the Landlord. Tenant shall not employ any persons other than Landlord’s janitors for the purpose of cleaning the Premises without prior written consent of Landlord. Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

8. PROHIBITED ON PREMISES: Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of his business, permit the Premises to be used for gambling, make any unusual noises in the Building, permit to be played musical instrument on the Premises, permit any radio to be played, or television, recorded or wired music in such loud manner as to disturb or annoy other tenants, or permit any unusual odors to be produced on the Premises. Tenant shall not permit any portion of the Premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form or as a barber or manicure shop. Canvassing, soliciting and peddling in the Building and the Premises are prohibited and Tenant shall cooperate to prevent the same. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

9. PLUMBING AND ELECTRIC FACILITIES: Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amounts of electricity or water is prohibited.

10. MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER: The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Landlord may from time to time reasonably determine and only after advance notice to the superintendent of the Building. The persons employed by Tenant for such work must be reasonably acceptable to the Landlord. Tenant may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Tenant pays additional costs, if any, incurred by Landlord for elevator operators or security guards, and for any other expenses occasioned by such activity of Tenant. If, at least three (3) days prior to such activity, Landlord requests that Tenant deposit with Landlord, as security of Tenant’s obligations to pay such additional costs, a sum of which Landlord reasonably estimates to be the amount of such additional cost, the Tenant shall deposit such sum with Landlord as security of such cost. There shall not be used in the Building or Premises, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the Building.

11. SAFES AND OTHER HEAVY EQUIPMENT: The Building is designed to normal building standards for floor-loading capacity. Tenant shall not use the Premises in such ways which, in Landlord’s judgment, exceed such load limits. Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

12. ADVERTISING: Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

13. AFTER HOURS USE: Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and Building Holidays, all persons who do not present a pass to the Building signed by the Tenant. Each Tenant shall be responsible for all persons for whom such a pass is issued and shall be liable to the Landlord for the acts of such persons.

14. PARKING: Tenant and its employees shall park their cars only in those portions of the parking area designated by Landlord,

—END—

EXHIBIT G

TENANT ESTOPPEL CERTIFICATE

TO: _______ (“________ “) pursuant to that certain _______________________ Agreement (the “Agreement”) dated _________, 200_, by and between _______ and _______________________________ (“Landlord”).

1. The undersigned (“Tenant”) is the tenant under that certain Office Space Lease dated ___________, 200_, by and between Landlord and Tenant (the “Lease”), covering a portion of those certain premises commonly known and designated as ____________________ ___________________, Pennsylvania, consisting of approximately ________ square feet (the “Premises”). A true, complete and correct copy of the Lease is attached hereto as Exhibit “A”.

2. The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only lease or agreement between the undersigned and the Landlord affecting the Premises. If none, state “none”.

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

3. The undersigned has made no agreements with Landlord or its agents or employees, which are not described in the Lease concerning free rent, partial rent, rebate of rental payments or any other type of rental concession with respect to the Lease (except as indicated following this sentence). If none, state “none”.

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

4. The undersigned accepted possession of the Premises on _________ , 200_, currently occupies the Premises and has been open for business since __________, 200_. The current term of the Lease began on __________, 200_. The current term of the Lease will expire on __________, 200_, and Tenant has no present right to cancel or terminate the Lease under the terms thereof, or otherwise. No rent payable pursuant to the Lease has been prepaid for more than one (1) month, and no monies otherwise payable to Landlord under the Lease have been paid in advance of the due date therefor as set forth in the Lease. The Fixed Basic Rent currently being paid under the Lease is $_________ per month. Future changes to the Fixed Basic Rent are as set forth in the Lease. The undersigned also pays amounts on account of its share of Operating Expenses, as set forth in the Lease, which amounts have been paid to and including _________ 200_.

5. The Lease is fully valid and enforceable and is currently in full force and effect. Neither Landlord nor Tenant is in default thereunder, and all conditions and obligations on the part of Landlord to be fulfilled under the terms of the Lease have been satisfied or fully performed including, without limitation, all required tenant improvements, allowances, alterations, installations and construction, and payment therefor has been made in full. Tenant has no offset, claim, defense or counterclaim against any rent or other sum payable by Tenant under the Lease or against any other obligation of Tenant under the Lease. No condition exists which with the giving of notice or the passage of time, or both, would constitute a default under the Lease.

6. Tenant has not suffered any assignment of the Lease or sublet the Premises or any portion thereof, and no person or entity, other than Tenant, has any possessory interest in the Premises or right to occupy the Premises or any portion thereof, except as permitted under the Lease.

7. Tenant claims no right, title or interest in or to the Premises or right to possession of the Premises, except as tenant under the terms of the Lease. The Lease does not contain and the undersigned does not have any outstanding options or rights of first refusal to purchase the Premises or any portion thereof or the Property of which the Premises are a part, except as otherwise set forth below. If none, state “none”.

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

8. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any state thereof, and Tenant knows of no fact or pending or threatened claim or litigation that might result in the insolvency or bankruptcy of Tenant.

9. Tenant is a [corporation][limited partnership][general partnership] duly organized and validly existing and in good standing under the laws of the State of ____ [and qualified to do business in the State where the Premises is located]. [ ____________, a __________, owns and holds all of the issued and outstanding stock in and of Tenant, and is a separate and distinct entity from Tenant].

10. Tenant’s occupancy of the Premises complies fully with all local, state and federal laws, ordinances, codes, rules, regulations and orders including, without limitation, those concerning hazardous wastes, hazardous materials, asbestos, oil and underground storage tanks. In addition, no such hazardous wastes, hazardous materials, asbestos, oil or underground storage tanks have been or are incorporated in, stored on or under, released from, treated on, transported to or from or disposed of, on or from the Premises or any portion thereof

11. All inspections, licenses, permits, consents, permissions, approvals and certificates required, whether by law, regulation or insurance standards, to be made or issued with respect to the conduct of Tenant’s business, the Premises and the use and occupancy of the Premises by Tenant have been made by or issued by all necessary private parties, the appropriate governmental or quasi-governmental authorities or other authorities having jurisdiction over the Premises and/or Tenant’s business, are in fill force and effect, and Tenant has not received notification from any such authority that Tenant or the Premises is in material noncompliance with such laws, regulations or standards, that the Premises is being used, operated or occupied unlawfully or that Tenant has failed to obtain such inspections, permits, consents, permissions, approvals, licenses or certificates, as the case may be. Tenant has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license, permit, consent, permission, approval or certificate.

12. All insurance policies required to he maintained by Tenant under the Lease have been maintained, are in full force and effect and all premiums with respect thereto have been paid in full.

13. Upon receipt of notice of the closing of the purchase and sale of the Premises as set forth in the Agreement, Tenant shall recognize _____ as landlord under the Lease, and all payments of rent and other sums due to landlord under the Lease and all communications permitted or required under the Lease shall be directed to _____ c/o _______________________________, and all communications permitted or required under the Lease shall be directed to Tenant at the address for Tenant set forth in the Lease (except as otherwise indicated following this sentence), unless and until otherwise specified in written notice by the party to whom notice is to be given at such address. If none, state “none”.

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

14. This certification is made to induce ____________________ [to enter into the Agreement] [to provide financing to Landlord] knowing that ___________ is relying upon the truth of this Tenant Estoppel Certificate in [entering into the Agreement,] [providing such financing] and that [the acquisition of the Premises by _________________________ pursuant to the Agreement] [the financing provided to Landlord] shall be deemed good and valuable consideration to Landlord for the foregoing representations made by Tenant.

Dated this 14th day of April , 2005.

TENANT:

Mercer Staffing, Inc.
a Delaware Corporation

By:
	Name:	Chris Ferguson
	Title:	Pres

EXHIBIT H

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM is made as of the ___ day _____ of , 2001, between __________, a ______, with an office at _____________ (“Landlord”) and _______, a ____________, with its principal place of business at _______________________________________ (“Tenant”), who entered into a lease dated for reference purposes as of ____________ __, 2005 (the “Lease”), covering certain premises located at ____________. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1. The Parties to this Memorandum hereby agree that the date of ____________, 2005 is the “Commencement Date” of the Term, that the date _______ ,2005 is the Rent Commencement Date and the date _________ is the expiration date of the Lease.

2. Tenant hereby confirms the following:

(a)	That it has accepted possession of the Premises pursuant to the terms of the Lease;

(b)	That the improvements, including the Landlord Work, required to be furnished according to the Lease by Landlord have been substantially completed;

(c)	That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Lease;

(d)	That there are no offsets or credits against rentals, and the $_____ Security Deposit has been paid as provided in the Lease;

(e)	That there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.

3. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

Landlord:

Date Signed:

By:
By:
Name:
Title:
Attest:

H-1

Tenant:

Date Signed:	4/15/05

Mercer Staffing, Inc.

By:

By:
Name:	Chris Ferguson
Title:	Pres + Sec
Attest:

H-2

EXHIBIT I

GUARANTY AND SURETYSHIP

UNCONDITIONAL GUARANTY AND SURETYSHIP AGREEMENT

THIS UNCONDITIONAL GUARANTY AND SURETYSHIP AGREEMENT (this “Guaranty”) dated April 14th , 2005, is executed by Christopher Ferguson, an adult individual (the “Guarantor”), in favor of New Britain Land Limited Partnership, (the “Landlord”).

BACKGROUND

A. Pursuant to an Office Space Lease (the “Lease”) dated the date of this Guaranty by and between Landlord, as landlord, and Mercer Ventures, Inc. as tenant (the “Tenant”), the Landlord has demised and let unto Tenant approximately 5,334 rentable square feet of space in the building located at 1600 Manor Drive, New Britain, Pennsylvania.

B. A true, correct and complete copy of the Lease is attached to and made a part of this Lease as Exhibit A.

C. Landlord requires Guarantor to execute and deliver to Landlord this Guaranty as a condition precedent to Landlord’s entering into the Lease.

D. Guarantor is the owner of forty-two percent (42%) of the equity interest of Tenant and Guarantor will receive a direct financial benefit from Tenant entering into the Lease.

E. Unless otherwise specifically defined in this Guaranty, all capitalized terms used herein shall have the same meanings as are given to such terms in the Lease.

NOW, THEREFORE, incorporating the foregoing Background herein by this reference, in consideration of the premises contained in this Guaranty, and in consideration of the Lease and other accommodations from Landlord to the Tenant and the Guarantor made as of the date of this Guaranty and from time to time after the date of this Guaranty to be made by the Landlord for the benefit of the Tenant and the Guarantor, and in order to induce the Landlord to enter into the Lease, the Guarantor, intending to be legally bound hereby, agrees as follows:

1. The undersigned hereby absolutely, unconditionally, and irrevocably guarantees to Landlord, its successors and assigns, subject to any notice and grace period set forth in the Lease as applicable to Tenant and further subject to any rights or defenses applicable to the obligations of Tenant (excluding a discharge or release of Tenant in bankruptcy or other similar proceedings), the prompt and full payment of all rent and other amounts payable by Tenant (including, without limitation, Fixed Basic Rent and Additional Rent) and the performance of all other obligations thereof during the Term and any holdover term of the Lease (collectively, “Lease Obligations”). If Tenant defaults in the performance of the Lease Obligations, upon Landlord’s request, Guarantor will perform the Lease Obligations. Guarantor also agrees to pay Landlord’s reasonable costs and attorney’s fees in enforcing this Guaranty. This Guaranty is a guarantee of payment and performance and not a guarantee of collection. This Guaranty is an agreement of suretyship as well as of guaranty.

1

2. Guarantor hereby waives any notice of the acceptance hereof, of any action taken or omitted in reliance hereon, or of any nonpayment, nonperformance, or default of Tenant. With the exception of full payment and performance, no act or thing which but for this provision could act as a release shall in any way terminate, affect, or impair the liability of Guarantor hereunder, whether or not notice is given to Guarantor, including without limitation: (1) any extension, renewal, modification, sublease, transfer, or assignment of the Lease; (2) a discharge or release in bankruptcy or other proceedings of any of the Lease Obligations or any defenses otherwise available to a surety or guarantor; (3) any waiver, indulgence, or consent granted to Tenant, any delay or lack of diligence in the enforcement of the Lease Obligations; and (4) any receipt, application, or release of any security for the Lease Obligations.

3. Until full payment and performance of the Lease Obligations, Guarantor shall have no right of subrogation against Tenant by reason of any payment or performance by Guarantor; waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any payment or performance hereunder; and subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the Lease Obligations.

4. Each of Landlord’s rights under the Lease, this Guaranty, or any other agreement securing the Lease is separate and may be exercised and enforced one at a time or all at once, or any combination thereof, in any order and against Tenant, Guarantor, or any other person liable for any of the Lease Obligations separately or against all of them together. A waiver by Landlord of any right in a specific instance, or any delay or failure to act, shall not operate as a waiver of the right itself or prevent the future exercise or enforcement of the right.

5. This Guaranty shall be governed in all respects by the laws of the Commonwealth of Pennsylvania and may not be modified, revoked or terminated except in writing signed by Guarantor and Landlord.

6. This Guaranty shall be binding upon each person signing below, and such person’s heirs or successors and assigns, whether or not signed by any other person. If this Guaranty is signed by more than one person, their liability shall be joint and several. For purposes of this Guaranty, the term “Tenant” shall also include the successors and permitted assigns of Tenant.

7. THE GUARANTOR AND, BY ITS ACCEPTANCE OF THIS GUARANTY, THE LANDLORD KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AND IN ANY WAY ARISING OUT OF, CONNECTED WITH, OR RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH OR PURSUANT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO OR TO THE LEASE. THE GUARANTOR AND THE LANDLORD AGREE AND CONSENT THAT ANY SUCH DISPUTE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT BY TRIAL WITHOUT A JURY, AND THAT EACH OF THEM MAY FILE THE ORIGINAL OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

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8. THE GUARANTOR IRREVOCABLY CONSENTS TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT SITTING IN PHILADELPHIA, MONTGOMERY, DELAWARE OR CHESTER COUNTIES, COMMONWEALTH OF PENNSYLVANIA.

9. Anything contained herein to the contrary notwithstanding, no payment under this Guaranty shall be made or permitted or required to be made on or after the date Landlord receives a notice from Bridge Healthcare Finance, LLC arid Bridge Opportunity Finance, LLC (the “Senior Lenders”) that Guarantor is in default of its obligation to Senior Lenders (A) under (i) that certain Limited Guaranty by Guarantor in favor of the Senior Lenders (as the same may be amended, modified, supplemented, restated, refinanced or substituted, the “Senior Guaranty”), (ii) that certain Loan and Security Agreement dated as of February 28, 2005 among Senior Lenders, Tenant and certain of Tenant’s affiliates (as the same maybe amended, modified, supplemented, restated, refinanced or substituted, the “Loan Agreement”), (iii) any other agreement, document or instrument evidencing indebtedness for borrowed money of the Tenant or any of its subsidiaries or affiliates (together with the Loan Agreement, together with the Senior Guaranty, each, a “Debt Agreement”) and (B) termination of the Senior Lenders’ obligations to make loans to Tenant under the Loan Agreement. Landlord shall promptly turnover any such payment received in violation hereof to the Senior Lenders. The Landlord shall not take or continue any action, or exercise any rights, remedies or powers against Guarantor under the terms hereof, or exercise any other right or remedy at law or equity that such person might otherwise possess, to collect any amount of the Lease Obligations or to file any petition in bankruptcy or take advantage of any other insolvency law of any jurisdiction until all obligations of Guarantor under the Debt Agreements shall have been fully performed and paid in full in cash and all commitments to make loans to Tenant under the Loan Agreement have been terminated. No provision of this Section may be amended or otherwise modified without the prior written consent of the Senior Lenders. Notwithstanding anything to the contrary contained herein, each of the parties hereto expressly acknowledges and agrees that the Senior Lenders are third party beneficiaries of this Section, and are entitled to the benefit of and may rely upon such Section.

10. The Guarantor represents and warrants that it has consulted with counsel or such other experts or advisors as it has deemed necessary in connection with the execution and delivery of this Guaranty. The Guarantor further represents and warrants that it understands and accepts the terms of this Guaranty, including the consent to jurisdiction and waiver of jury trial and that it has delivered this Guaranty because it is in the Guarantor’s best interest under the circumstances.

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IN WITNESS WHEREOF, the undersigned has caused this Lease Guaranty to be executed as of the day and year first above written.

Witness:	GUARANTOR:

Name: Christopher Ferguson

Acknowledged by and consented to:

NEW BRITAIN LAND LIMITED PARTNERSHIP

By: GENBER/MANAGEMENT, LLC

By:
Name:
Title:	Senior Vice President

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STATE OF PA)

COUNTY OF Bucks)

On the 14th day of April, 2005, before me, the subscriber, a Notary Public in and for the Commonwealth and County aforesaid, personally appeared Christopher Ferguson known to me or satisfactorily proven to be the person who executed the foregoing instrument for the purposes therein contained and desired that this instrument be recorded as such.

WITNESS my hand and seal the day and year aforesaid.

NOTARY PUBLIC
My commission expires: March 6, 2008

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EXHIBIT A

THE LEASE

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GUARANTY AND SURETYSHIP

UNCONDITIONAL GUARANTY AND SURETYSHIP AGREEMENT

THIS UNCONDITIONAL GUARANTY AND SURETYSHIP AGREEMENT (this “Guaranty”) dated April 14th , 2005, is executed by Michael Traina, an adult individual (the “Guarantor”), in favor of New Britain Land Limited Partnership, (the “Landlord”).

BACKGROUND

A. Pursuant to an Office Space Lease (the “Lease”) dated the date of this Guaranty by and between Landlord, as landlord, and Mercer Ventures, Inc. as tenant (the “Tenant”), the Landlord has demised and let unto Tenant approximately 5,334 rentable square feet of space in the building Located at 1600 Manor Drive, New Britain, Pennsylvania.

B. A true, correct and complete copy of the Lease is attached to and made a part of this Lease as Exhibit A.

C. Landlord requires Guarantor to execute and deliver to Landlord this Guaranty as a condition precedent to Landlord’s entering into the Lease.

D. Guarantor is the owner of fifty-eight percent (58%) of the equity interest of Tenant and Guarantor will receive a direct financial benefit from Tenant entering into the Lease.

E. Unless otherwise specifically defined in this Guaranty, all capitalized terms used herein shall have the same meanings as are given to such terms in the Lease.

NOW, THEREFORE, incorporating the foregoing Background herein by this reference, in consideration of the premises contained in this Guaranty, and in consideration of the Lease and other accommodations from Landlord to the Tenant and the Guarantor made as of the date of this Guaranty and from time to time after the date of this Guaranty to be made by the Landlord for the benefit of the Tenant and the Guarantor, and in order to induce the Landlord to enter into the Lease, the Guarantor, intending to be legally bound hereby, agrees as follows:

1. The undersigned hereby absolutely, unconditionally, and irrevocably guarantees to Landlord, its successors and assigns, subject to any notice and grace period set forth in the Lease as applicable to Tenant and further subject to any rights or defenses applicable to the obligations of Tenant (excluding a discharge or release of Tenant in bankruptcy or other similar proceedings), the prompt and full payment of all rent and other amounts payable by Tenant (including, without limitation, Fixed Basic Rent and Additional Rent) and the performance of all other obligations thereof during the Term and any holdover term of the Lease (collectively, “Lease Obligations”). If Tenant defaults in the performance of the Lease Obligations, upon Landlord’s request, Guarantor will perform the Lease Obligations. Guarantor also agrees to pay Landlord’s reasonable costs and attorney’s fees in enforcing this Guaranty. This Guaranty is a guarantee of payment and performance and not a guarantee of collection. This Guaranty is an agreement of suretyship as well as of guaranty.

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2. Guarantor hereby waives any notice of the acceptance hereof, of any action taken or omitted in reliance hereon, or of any nonpayment, nonperformance, or default of Tenant. With the exception of full payment and performance, no act or thing which but for this provision could act as a release shall in any way terminate, affect, or impair the liability of Guarantor hereunder, whether or not notice is given to Guarantor, including without limitation: (1) any extension, renewal, modification, sublease, transfer, or assignment of the Lease; (2) a discharge or release in bankruptcy or other proceedings of any of the Lease Obligations or any defenses otherwise available to a surety or guarantor; (3) any waiver, indulgence, or consent granted to Tenant, any delay or lack of diligence in the enforcement of the Lease Obligations; and (4) any receipt, application, or release of any security for the Lease Obligations.

3. Until full payment and performance of the Lease Obligations, Guarantor shall have no right of subrogation against Tenant by reason of any payment or performance by Guarantor; waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any payment or performance hereunder; and subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the Lease Obligations.

4. Each of Landlord’s rights under the Lease, this Guaranty, or any other agreement securing the Lease is separate and may be exercised and enforced one at a time or all at once, or any combination thereof, in any order and against Tenant, Guarantor, or any other person liable for any of the Lease Obligations separately or against all of them together. A waiver by Landlord of any right in a specific instance, or any delay or failure to act, shall not operate as a waiver of the right itself or prevent the future exercise or enforcement of the right.

5. This Guaranty shall be governed in all respects by the laws of the Commonwealth of Pennsylvania and may not be modified, revoked or terminated except in writing signed by Guarantor and Landlord.

6. This Guaranty shall be binding upon each person signing below, and such person’s heirs or successors and assigns, whether or not signed by any other person. If this Guaranty is signed by more than one person, their liability shall be joint and several. For purposes of this Guaranty, the term “Tenant” shall also include the successors and permitted assigns of Tenant.

7. THE GUARANTOR AND, BY ITS ACCEPTANCE OF THIS GUARANTY, THE LANDLORD KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE US RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AND IN ANY WAY ARISING OUT OF, CONNECTED WITH, OR RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH OR PURSUANT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO OR TO THE LEASE. THE GUARANTOR AND THE LANDLORD AGREE AND CONSENT THAT ANY SUCH DISPUTE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT BY TRIAL WITHOUT A JURY, AND THAT EACH OF THEM MAY FILE THE ORIGINAL OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECT RIGHTS TO TRIAL BY JURY.

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8. THE GUARANTOR IRREVOCABLY CONSENTS TO THE JURISDICTION ANT) VENUE OF ANY STATE OR FEDERAL COURT SITTING IN PHILADELPHIA, MONTGOMERY, DELAWARE OR CHESTER COUNTIES, COMMONWEALTH OF PENNSYLVANIA.

9. Anything contained herein to the contrary notwithstanding, no payment under this Guaranty shall be made or permitted or required to be made on or after the date Landlord receives a notice from Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC (the “Senior Lenders”) that Guarantor is in default of its obligation to Senior Lenders (A) under (i) that certain Limited Guaranty by Guarantor in favor of the Senior Lenders (as the same may be amended, modified, supplemented, restated, refinanced or substituted, the “Senior Guaranty”), (ii) that certain Loan and Security Agreement dated as of February 28, 2005 among Senior Lenders, Tenant and certain of Tenant’s affiliates (as the same may be amended, modified, supplemented, restated, refinanced or substituted, the “Loan Agreement”), (iii) any other agreement, document or instrument evidencing indebtedness for borrowed money of the Tenant or any of its subsidiaries or affiliates (together with the Loan Agreement, together with the Senior Guaranty, each, a “Debt Agreement”) and (B) termination of the Senior Lenders’ obligations to make loans to Tenant under the Loan Agreement. Landlord shall promptly turnover any such payment received in violation hereof to the Senior Lenders. The Landlord shall not take or continue any action, or exercise any rights, remedies or powers against Guarantor under the terms hereof, or exercise any other right or remedy at law or equity that such person might otherwise possess, to collect any amount of the Lease Obligations or to file any petition in bankruptcy or take advantage of any other insolvency law of any jurisdiction until all obligations of Guarantor under the Debt Agreements shall have been fully performed and paid in full in cash and all commitments to make loans to Tenant under the Loan Agreement have been terminated. No provision of this Section may be amended or otherwise modified without the prior written consent of the Senior Lenders. Notwithstanding anything to the contrary contained herein, each of the parties hereto expressly acknowledges and agrees that the Senior Lenders are third party beneficiaries of this Section, and are entitled to the benefit of and may rely upon such Section.

10. The Guarantor represents and warrants that it has consulted with counsel or such other experts or advisors as it has deemed necessary in connection with the execution and delivery of this Guaranty. The Guarantor further represents and warrants that it understands and accepts the terms of this Guaranty, including the consent to jurisdiction and waiver of jury trial and that it has delivered this Guaranty because it is in the Guarantor’s best interest under the circumstances.

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IN WITNESS WHEREOF, the undersigned has caused this Lease Guaranty to be executed as of the day and year first above written.

Witness:		GUARANTOR:

Name: Michael Traina

Acknowledged by and consented to:

NEW BRITAIN LAND LIMITED PARTNERSHIP

By: GENBER/MANAGEMENT, LLC

By:
Name:
Title:	Senior Vice President

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STATE OF PA)

COUNTY OF Bucks)

On the 14th day of April, 2005, before me, the subscriber, a Notary Public in and for the Commonwealth and County aforesaid, personally appeared Michael Traina known to me or satisfactorily proven to be the person who executed the foregoing instrument for the purposes therein contained and desired that this instrument be recorded as such.

WITNESS my hand and seal the day and year aforesaid.

NOTARY PUBLIC

My commission expires: March 6, 2008

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